EXHIBIT 10.10

ITT RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

ITT RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

ARTICLE 1

INTRODUCTION AND PURPOSE
The ITT Investment and Savings Plan for Salaried Employees (the “ISP”) was established effective April 1, 1974 by ITT Corporation for the benefit of certain salaried employees. The ISP was subsequently renamed the ITT Salaried Investment and Savings Plan.
Effective October 31, 2011, ITT Corporation restructured into three separate publicly traded companies named ITT Corporation, Exelis Inc., and Xylem Inc. In connection with the restructuring, sponsorship of the ISP was transferred to Exelis Inc.
Also in connection with the restructuring, ITT Corporation (as in existence after the restructuring) established, effective as of October 31, 2011, the ITT Corporation Retirement Savings Plan for Salaried Employees (the “Plan”), for the eligible employees of the Corporation and its subsidiaries. Accounts in the ISP attributable to participants in the ISP who became employees on October 31, 2011 of ITT Corporation (as in existence after the restructuring) or any of its subsidiaries were transferred to the Plan and that portion of the Plan constitutes a successor plan to the ISP.
Effective from January 1, 2012 through December 31, 2015, the Plan was designed to be a safe harbor plan with respect to before-tax savings (pursuant to Section 401(k)(12) of the Internal Revenue Code (the “Code”)) and with respect to matching contributions (pursuant to Section 401(m)(11) of the Code).
Effective as of the close of business on December 31, 2012, the following qualified plans were merged into the Plan and accounts for each participant and beneficiary thereof were transferred to the Plan:
ITT Koni Friction Products Savings Plan for Hourly Employees
ITT Engineered Valves CA Pure Flo Solutions Group Savings Plan for Hourly Employees
ITT Pure Flo Precision Savings Plan for Hourly Employees

Effective as of the close of business on December 31, 2013, the following qualified plans were merged into the Plan and accounts for each participant and beneficiary thereof were transferred to the Plan:
ITT Aerospace Controls Savings Plan for Hourly Employees
ITT Control Technologies Savings Plan for Hourly Employees
ITT Cannon Savings Plan for Hourly Employees
ITT BIW Connector Systems Employees’ Savings Plan
ITT Engineered Valves -- Fabri Savings Plan for Hourly Employees
ITT Engineered Valves -- Lancaster Savings Plan for Hourly Employees

Effective January 1, 2014, the Plan was renamed the “ITT Corporation Retirement Savings Plan.” In addition, effective January 1, 2014, assets and liabilities attributable to account balances transferred to the ITT Industrial Process Retirement Savings Plan for Bargaining Unit Employees (the “IPRSP”) from the Pro Cast and Goulds Pumps Service Center Employees’ Savings Plan (the “Pro Cast Plan”) on December 31, 2013 were transferred from the IPRSP to the Plan for each former participant and beneficiary of the Pro Cast Plan.

Effective as of the close of business on December 31, 2015, the following qualified plans were merged into the Plan and accounts for each participant and beneficiary thereof were transferred to the Plan:
AcousticFab, LLC 401(k) Plan
Electrofilm Manufacturing Company, LLC 401(k) Plan
Industrial Tube Company, LLC 401(k) Plan

Effective January 1, 2016, ITT Industries Holdings, Inc. became the Plan Sponsor and the Plan was renamed the “ITT Retirement Savings Plan.”

The Plan, as amended and restated herein effective January 1, 2016, and such other dates as are expressly provided herein, is intended to constitute a profit sharing plan with an employee stock ownership plan (“ESOP”) feature within the meaning of Section 4975(e) of the Code and a cash or deferred arrangement within the meaning of Section 401(k) of the Code. The portion of the Plan intended to qualify as an ESOP is designed to invest primarily in qualifying employer securities as such term is defined in Section 4975(e)(8) of the Code and is intended to comply with the distributions requirements of Section 409(o) of the Code.
The provisions of the Plan are conditioned upon the Plan’s qualification under Section 401(a) of the Code and Company contributions being deductible under Section 404 of the Code. It is further intended that the Plan also conform to the requirements of Title I of ERISA and that the Trust be qualified under Section 501 of the Code.

ARTICLE 2
DEFINITIONS

2.1
“Accounts” shall mean, with respect to any Member or Deferred Member, his After-Tax Account, Before-Tax Account, Company Core Account, Company Floor Account, Company Matching Account, Merged Bargained Plan Matching Employer Contributions Account, Merged Employer Contributions Account, Merged Matching Employer Contributions Account, Prior Company Matching Account, Prior ESOP Account, Prior Plan Account, Rollover Account, Roth Account, Roth Rollover Account, Special Company Contribution Account, and Special Transition Contributions Account.

2.2
“Actual Contribution Percentage” shall mean, with respect to a specified group of employees referred to in Section 4.5, the average of the ratios, calculated separately for each employee in that group, of:

(a)	the After-Tax Savings and Company Matching Contributions (excluding Company Matching Contributions forfeited under Section 4.1 or 4.5) made by or on behalf of the employee for the Plan Year; to

(b)	the employee’s Statutory Compensation for a Plan Year.
Only Company Matching Contributions that are permitted to be taken into account under applicable Treasury Regulations for purposes of the test described in Section 4.5 shall be taken into account for purposes of calculating the Actual Contribution Percentage. An Actual Contribution Percentage shall be computed to the nearest one-hundredth of one percent of the employee’s Statutory Compensation. For purposes of this calculation, the non-Highly Compensated Employee Actual Contribution Percentage shall be determined based on the then current Plan Year and the Highly Compensated Employee Actual Contribution Percentage shall also be determined for the then current Plan Year. For purposes of this Section, Statutory Compensation shall exclude compensation paid to the employee while he is not a Plan Member.
Notwithstanding the foregoing, effective for any Plan Year beginning on or after January 1, 2012, and before January 1, 2016, the Benefits Administration Committee may elect to calculate the Actual Contribution Percentage without regard to Company Matching Contributions.

2.3
“Actual Deferral Percentage” shall mean, with respect to a specified group of employees referred to in Section 4.1(d), the average of the ratios, calculated separately for each employee in that group, of:

(a)
the amount of Regular Before-Tax Savings and regular Roth Contributions made on the employee’s behalf for a Plan Year under Section 4.1(a) and Section 4.7, respectively (including Regular Before-Tax Savings and regular Roth Contributions returned to a Highly Compensated Employee under Section 4.1(c)(ii) and Regular Before-Tax Savings and regular Roth Contributions returned to any employee under Section 4.1(c)(iii)); to

(b)	the employee’s Statutory Compensation for a Plan Year.
Such Actual Deferral Percentage shall be computed to the nearest one-hundredth of one percent of the employee’s Statutory Compensation. For purposes of this calculation, the non-Highly Compensated Employee Actual Deferral Percentage shall be determined based on the then current Plan Year and the Highly Compensated Employee Actual Deferral Percentage shall also be determined for the then current Plan Year. For purposes of this Section, Statutory Compensation shall exclude compensation paid to the employee while he is not a Plan Member. For purposes of this Section, Regular Before-Tax Savings and regular Roth Contributions may be taken into account for a Plan Year only if they relate to compensation that either would have been received by the Member in the Plan Year but for the deferral election or are attributable to services performed by the Member in the Plan Year and would have been received by the Member within 2½ months after the close of the Plan Year but for the deferral election; are allocated to the Member as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date; and are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.

2.4	“After-Tax Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to:

(a)	After-Tax Savings made to the Plan under Section 4.2; and

(b)
any amounts that are attributable to after-tax contributions made to the ISP, the Merged Frozen Plans, the Merged Plans, the Merged Bargained Plan, or any other qualified profit sharing or other defined contribution plan previously in effect at the Company or an Associated Company and that are transferred to the Plan on the Member’s behalf, plus any investment earnings and gains or losses on such amounts.

2.5	“After-Tax Savings” shall mean the contributions made by a Member pursuant to Section 4.2.

2.6	“Associated Company” shall mean any division, subsidiary or affiliated company of ITT which is:

(a)	a component member of a controlled group of corporations (as defined in Section 414(b) of the Code), which controlled group of corporations includes as a component member ITT;

(b)	any trade or business under common control (as defined in Section 414(c) of the Code) with ITT;

(c)	any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes ITT; or

(d)	any other entity required to be aggregated with ITT pursuant to regulations under Section 414(o) of the Code, during the period it is described in (a), (b), (c), or (d). Notwithstanding the foregoing, for purposes of Section 5.4(a) of the Plan the definitions of Section 414(b) and (c) of the Code shall be modified by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.

2.7	“Before-Tax Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to:

(a)	Regular Before-Tax Savings made to the Plan under Section 4.1(a);

(b)	Catch-Up Contributions made to the Plan under Section 4.1(b); and

(c)
any amounts that are attributable to before-tax contributions (including catch-up contributions) made to the ISP, the Merged Frozen Plans, the Merged Hartzell Plans, the Merged Plans, the Merged Bargained Plan, or any other qualified profit sharing or other defined contribution plan previously in effect at the Company or an Associated Company and that are transferred to the Plan on the Member’s behalf, plus any investment earnings and gains or losses on such amounts.

2.8	“Before-Tax Savings” shall mean:

(a)	Regular Before-Tax Savings made on a Member’s behalf under Section 4.1(a); and

(b)	Catch-Up Contributions made on a Member’s behalf under Section 4.1(b).

2.9
“Beneficiary” shall mean such primary beneficiary or beneficiaries as may be designated from time to time by the Member or Deferred Member, in accordance with procedures prescribed by the Benefits Administration Committee for such purpose, to receive, in the event of the Member’s or Deferred Member’s death, the value of the Vested Share of his Accounts at the time of his death. If more than one Beneficiary is designated, the percentage payable to each Beneficiary must be designated. A Member or Deferred Member may also designate a contingent Beneficiary to receive the value of the Vested Share of his Accounts at the time of the Member’s or Deferred Member’s death in the event the primary beneficiary predeceases the Member or Deferred Member, or, if there is more than one primary beneficiary, in the event all primary beneficiaries predecease the Member or Deferred Member. In the event that more than one primary Beneficiary is named (or, in the event of the death of all of the primary Beneficiaries, more than one contingent Beneficiary is named), they shall share equally in the value of the Vested Share of the Member’s or Deferred Member’s Accounts unless the Member or Deferred Member shall have designated different percentages for the different Beneficiaries. Unless otherwise specified by the Member or Deferred Member, the designation of any primary Beneficiary or contingent Beneficiary who subsequently predeceases the Member or Deferred Member shall be deemed void and have no further effect. In accordance with applicable Treasury Regulations, a trust may be designated as either a primary or contingent Beneficiary. Except as hereinafter provided, in the case of a Member or Deferred Member who is married, the sole Beneficiary shall be the Member’s or Deferred Member’s spouse unless such spouse consents in writing on a form witnessed by a notary public to the designation of another person as primary Beneficiary. Such consent shall be irrevocable with respect to such Beneficiary designation. In the case of a Member or Deferred Member who incurs a divorce under applicable State law prior to commencing benefits under the Plan, such Member’s or Deferred Member’s designation of a named Beneficiary shall remain valid unless otherwise provided in a qualified domestic relations order (as described in Article 18 of the Plan) or unless such Member or Deferred Member changes his named Beneficiary or is subsequently remarried. If no Beneficiary designation is in effect at the Member’s or Deferred Member’s death or if no person, persons or entity so designated survives the Member or Deferred Member, the Member’s or Deferred Member’s surviving spouse, if any, shall be the sole Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Member or Deferred Member.

2.10	“Benefits Administration Committee” shall mean the Benefits Administration Committee established from time to time pursuant to Article 13 for the purposes of administering the Plan.

2.11	“Board of Directors” shall mean the Board of Directors of ITT or the Plan Sponsor or of any successor of either.

2.12
“Catch-Up Contributions” shall mean Before-Tax Savings or Roth Contributions made to the Plan pursuant to Section 4.1(b) or Section 4.7, respectively, that constitute catch-up contributions under Section 414(v) of the Code.

2.13	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto.

2.14
“Company” shall mean the Plan Sponsor and each other entity located in the continental United States that is an Associated Company as of January 1, 2016 (and any successor to any such entity), each with respect to its Employees. Notwithstanding the foregoing, (a) an entity shall cease to be part of the Company when such entity ceases to be an Associated Company, and (b) Wolverine Automotive Holdings, Inc., WC Wolverine Holdings, Inc., and Wolverine Advanced Materials, LLC shall not be included in the “Company” until the Plan is amended to so provide. Before January 1, 2016, “Company” shall mean ITT with respect to its Employees, any Participating Division with respect to its Employees, and any Participating Corporation with respect to its Employees.

2.15
“Company Core Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Company Core Contributions and any investment earnings and gains or losses thereon.

2.16	“Company Core Contributions” shall mean Company Core Contributions made pursuant to Section 5.2.

2.17
“Company Floor Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to his “Company Floor Account” under the ISP that was transferred from the ISP to the Plan and any investment earnings and gains or losses on such account in the Plan.

2.18
“Company Matching Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Company Matching Contributions and any investment earnings and gains or losses thereon.

2.19	“Company Matching Contributions” shall mean Company Matching Contributions made pursuant to Section 5.1.

2.20	“Contributing Member” shall mean a Member who is making Before-Tax Savings, Roth Contributions, and/or After-Tax Savings.

2.21	“Deferred Member” shall mean:

(a)	a Member who has terminated employment with the Company and all Associated Companies and who has not received a complete distribution of the Vested Share of his Accounts;

(b)	the spouse Beneficiary of a deceased Member or Deferred Member;

(c)	an alternate payee designated as such pursuant to a domestic relations order as qualified by the Plan pursuant to Article 18; or

(d)	an individual who (i) had an account transferred to the Plan from a Merged Frozen Plan, a Merged Hartzell Plan, a Merged Plan, or the Merged Bargained Plan, (ii) has not been a

Member, (iii) was not a beneficiary under the transferor plan, and (iv) has not received complete distribution of the Vested Share of his Accounts.

2.22
“Disability” shall mean, with respect to a Member, the total disability of such Member as defined under any long term disability plan maintained by the Company for employees who are similarly situated as of the date the disability occurs. If a Member qualifies for benefits under such plan, then he shall be deemed to be totally disabled as determined by the insurance company that insures such plan. A Member who does not qualify for benefits under such plan because he has elected not to participate in such plan or because of a plan limitation shall be deemed to be totally disabled if the insurance company insuring such plan determines that he would have qualified for benefits under such plan if he had elected to participate therein or if he otherwise would have qualified absent the plan limitation. For purposes of this Plan, the effective date of disability shall be the later of the date of disability as defined in the applicable disability plan or the date as of which the applicable insurance company issues its determination of total disability.

2.23
“Earnings” shall mean the amount of income, if any, to be returned with any excess deferrals, excess contributions, or excess aggregate contributions under Section 4.1 or 4.5 for the Plan Year, as determined in accordance with applicable law and regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code.

2.24
“Effective Date” shall mean October 31, 2011 with respect to ITT and any Participating Corporations and Participating Divisions that enter the Plan as of such date. With respect to Participating Corporations and Participating Divisions that began their participation in the Plan after such date and before January 1, 2016, or Associated Companies that began their participation in the Plan on or after January 1, 2016, “Effective Date” shall mean the date as of which such Participating Corporation, Participating Division, or Associated Company begins its participation in the Plan.

2.25
“Employee” shall mean any person regularly employed by the Company who is paid from a payroll maintained in the continental United States, and who receives regular and stated compensation other than a pension or retainer. Before January 1, 2014, a person was an Employee only if the person was considered a salaried employee for purposes of the Company’s employee benefit plans.

Notwithstanding the foregoing, except as the Board of Directors or the Benefits Administration Committee, pursuant to authority delegated to it by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, the following individuals shall not be considered “Employees” for purposes of the Plan:

(a)
any individual who is accruing service under a qualified retirement plan maintained by the Company or any Associated Company or any other retirement plan of the Company or any Associated Company as shall be specified by the Board of Directors from time to time and any individual who is eligible to participate in a retirement plan of the Company or any Associated Company that is maintained outside of the United States;

(b)	any individual whose terms and conditions of employment are determined by a collective bargaining agreement with the Company, which does not make this Plan applicable to him;

(c)	any individual who is a Leased Employee;

(d)	any individual who is engaged by the Company to perform services for the Company or an Associated Company in a relationship (i) that the Company characterizes as other than an employment relationship, or (ii) that the individual has agreed is not an employment relationship and has waived his rights to coverage as an employee, such as where the Company engages the individual to perform services as an independent contractor, even if a determination is made by the Internal Revenue Service or other governmental agency or court, after the individual is engaged to perform such services, that the individual is an employee of the Company or an Associated Company for purposes of the Code;

(e)	any individual:

(i)	who is regularly employed by the Company in a permanent position (as distinguished from a temporary assignment); and

(ii)	whose primary place of employment with the Company is outside of the United States; and

(iii)	who has his primary residence outside of the United States;

(f)	any individual:

(i)	who is paid from a payroll maintained in the continental United States; and

(ii)	who is not a United States citizen or a resident alien (as defined in Section 7701(b) of the Code); and

(iii)	who is employed by the Company or an Associated Company on a temporary assignment in the United States;

(g)	any individual who is a nonresident alien with no U. S. source income; and

(h)	any individual who is a bona fide resident of Puerto Rico.
The term “employee,” as used in this Plan, means any individual who is employed by the Company or an Associated Company as a common law employee of the Company or Associated Company, regardless of whether the individual is an “Employee,” and any Leased Employee.

2.26	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27	“ESOP” shall mean that portion of the Plan that consists of amounts invested in the ITT Stock Fund.

2.28	“Exelis Stock” shall mean common stock of Exelis Inc.

2.29	“Exelis Stock Fund” shall mean the Investment Fund under the Plan that is invested in Exelis Stock.

2.30
“Highly Compensated Employee” shall mean, with respect to any Plan Year, any employee who (a) in the Plan Year or the “look-back year” (which shall be the immediately preceding Plan Year) was a 5-percent owner (as defined in Section 416(i) of the Code), or (b) in the “look-back year” (which shall be the immediately preceding Plan Year) earned annual Statutory Compensation from the Company or an Associated Company that exceeds a dollar amount that is indexed annually and is determined pursuant to Section 414(q)(1)(B) of the Code.

The threshold referred to in (b) shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.
Notwithstanding the foregoing, with respect to the first and second Plan Years, the “look-back years” under (a) and (b) above shall be the 12-month period preceding the Plan Year.
For purposes of this Section, employees who are nonresident aliens and who receive no earned income from the Company or an Associated Company that constitutes income from sources within the United States shall be disregarded for all purposes of this Section. The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

2.31
“Hours Worked” shall mean hours for which an employee is compensated by the Company or by an Associated Company whether or not he has worked, such as paid holidays, paid vacation, paid sick leave and paid time off, and back pay for the period for which it was awarded, and each such hour shall be computed as only one hour, even though he is compensated at more than the straight time rate. With respect to any period for which an employee is compensated but has not worked, hours counted shall be included on the basis of the Employee’s normal workday or workweek. This definition of Hours Worked shall be applied in compliance with 29 Code of Federal Regulations Section 2530.200b-2(b) and (c), as promulgated by the United States Department of Labor, in a consistent and nondiscriminatory manner.

2.32	“Investment Fund” shall mean the separate funds in which contributions to the Plan are invested in accordance with Article 7.

2.33
“ISP” shall mean the ITT Salaried Investment and Savings Plan (including certain provisions that were included in a predecessor plan that was named the Pre-Distribution ITT Plan) that was maintained by ITT Corporation as in existence prior to October 31, 2011 and the sponsorship of which was transferred to Exelis Inc. effective October 31, 2011.

2.34	“ITT” shall mean ITT Corporation (as restructured effective October 31, 2011) or its successor.

2.35	“ITT Stock” shall mean common stock of ITT.

2.36	“ITT Stock Fund” shall mean the Investment Fund offered under the Plan that is invested in ITT Stock.

2.37
“Leased Employee” shall mean any person (other than a common law employee of the Company or an Associated Company) who, pursuant to an agreement between the Company and any other person (“leasing organization”) has performed services for the Company or an Associated Company or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company or an Associated Company. In the case of any person who is a Leased Employee (or who would qualify as a Leased Employee but for the requirement that substantially full-time service be performed for one year) before or after a period of service as an employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan.

2.38	“Loan Valuation Date” shall mean the business day on which a Member’s proper application for a loan under the Plan is received by the Savings Plan Administrator, or its designee.

2.39	“Member” shall mean any person who has become a Member as provided in Article 3.

2.40
“Merged Bargained Plan” shall mean the ITT Engineered Valves -- Lancaster Savings Plan for Hourly Employees, which was merged into the Plan as of the close of business on December 31, 2013. Special rules for individuals with accounts transferred from the Merged Bargained Plan are set forth in Appendix K.

2.41
“Merged Bargained Plan Matching Employer Contributions Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to his “Matching Employer Contributions Account” under the Merged Bargained Plan that was transferred to the Plan on December 31, 2013, plus investment earnings and gains and losses on such account under the Plan.

2.42
“Merged Frozen Plan” or Merged Frozen Plans” shall mean one or more of the ITT Koni Friction Products Savings Plan for Hourly Employees, ITT Engineered Valves CA Pure Flo Solutions Group Savings Plan for Hourly Employees, and the ITT Pure Flo Precision Savings Plan for Hourly Employees, which were merged into the Plan as of the close of business on December 31, 2012. Special rules for individuals with accounts transferred from the Merged Frozen Plans are set forth in Appendix I. As of December 31, 2012, no participants in the Merged Frozen Plans were employed by the Company or an Associated Company.

2.43
Merged Hartzell Plan” or “Merged Hartzell Plans” shall mean one or more of the AcousticFab, LLC 401(k) Plan, the Electrofilm Manufacturing Company, LLC 401(k) Plan, and the Industrial Tube Company, LLC 401(k) Plan, which were merged into the Plan as of the close of business on December 31, 2015, Special rules for individuals with accounts transferred from the Merged Hartzell Plans are set forth in Appendix L.

2.44
“Merged Plan” or “Merged Plans” shall mean one or more of the ITT Aerospace Controls Savings Plan for Hourly Employees, the ITT Control Technologies Savings Plan for Hourly Employees (reflecting the merger into that plan of the ITT Conoflow Savings Plan for Hourly Employees as of December 31, 2012) , the ITT Cannon Savings Plan for Hourly Employees, the ITT BIW Connector Systems Employees’ Savings Plan, and the ITT Engineered Valves -- Fabri Savings Plan for Hourly Employees, which were merged into the Plan as of the close of business on December 31, 2013, or the Pro Cast and Goulds Pumps Service Center Employees’ Savings Plan (the “Pro Cast Plan”), the assets and liabilities of which were transferred to the Plan from the ITT Industrial Process Retirement Savings Plan for Bargaining Unit Employees on January 1, 2014. Special rules for individuals with accounts transferred from the Merged Plans are set forth in Appendix J.

2.45
“Merged Employer Contributions Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to his “Floor Employer Contributions Account” under the ITT Koni Friction Products Savings Plan for Hourly Employees that was transferred to the Plan on December 31, 2012, his “Floor Employer Contributions Account” under the ITT Aerospace Controls Savings Plan for Hourly Employees that was transferred to the Plan on December 31, 2013, or his “Employer Discretionary Contribution Subaccount” under a Merged Hartzell Plan that was transferred to the Plan on December 31, 2015, plus investment earnings and gains and losses on such account under the Plan.

2.46
“Merged Matching Employer Contributions Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to his “Matching Employer Contributions Account” under (a) one of the Merged Frozen Plans that was transferred to the Plan on December 31, 2012, (b) one of the Merged Plans that was transferred to the Plan on December 31,

2013, (c) the Pro Cast and Goulds Pumps Service Center Employees’ Savings Plan that was transferred to the Plan on January 1, 2014, and/or (d) one of the Merged Hartzell Plans that was transferred to the Plan on December 31, 2015, plus investment earnings and gains and losses on such account under the Plan.

2.47	“Non-U.S. Citizen Employee” shall mean any person regularly employed by the Company who is:

(a)	not a citizen of the United States or a resident alien;

(b)	paid from a payroll maintained in the continental United States; and

(c)	employed by the Company in a permanent position (as distinguished from a temporary assignment).

2.48
“Participating Corporation” shall mean, prior to January 1, 2016, any subsidiary or affiliated company of ITT or designated division(s) or unit(s) only of such subsidiary or affiliate which, by appropriate action of the board of directors of ITT or by a designated officer of ITT pursuant to authorization delegated to him by the board of directors of ITT was designated as a Participating Corporation in the Plan as to all of its employees or as to the employees of one or more of its operating or other units and the board of directors of which shall have taken appropriate action to adopt this Plan.

2.49
“Participating Division” shall mean, prior to January 1, 2016, any division of ITT or designated unit(s) only of such division which by appropriate action of the board of directors of ITT or by a designated officer of ITT pursuant to authorization delegated to him by the board of directors of ITT was designated as a Participating Division in this Plan.

2.50
“Permanent and Total Disability” shall mean presumably permanent incapacity in accordance with the Federal Social Security Act occurring while an Employee and resulting in a Member’s being unable to engage in any regular gainful employment or occupation by reasons of any medically demonstrable physical or mental condition. Such disability shall be deemed to exist only when a written application has been filed with the Benefits Administration Committee by or on behalf of such Member and when such disability is certified to the Benefits Administration Committee by a licensed physician approved by the Benefits Administration Committee, provided that such disability will not be considered established unless it has continued for a period of not less than six months.

2.51	“PFTIC” shall mean the ITT Pension Fund Trust and Investment Committee or its successor established from time to time pursuant to Section 12.1.

2.52
“Plan” shall mean the ITT Retirement Savings Plan as set forth herein or as amended from time to time. Before January 1, 2014, the Plan was known as the “ITT Corporation Retirement Savings Plan for Salaried Employees,” and from January 1, 2014 through December 31, 2015, the Plan was known as the “ITT Corporation Retirement Savings Plan.”

2.53	“Plan Sponsor” shall mean ITT Industries Holdings, Inc., the entity that sponsors the Plan effective January 1, 2016, or its successor.

2.54	“Plan Year” shall mean the calendar year, provided that the first Plan Year shall be the period from October 31, 2011 through December 31, 2011.

2.55
“Prior Company Matching Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to his “Company Matching Contribution Account” under the ISP that was transferred from the ISP to the Plan, plus investment earnings and gains or losses on such account in the Plan.

2.56
“Prior ESOP Account” shall mean that portion of the Trust Fund, which, with respect to any Member or Deferred Member, is attributable to his “Prior ESOP Account” under the ISP that was transferred from the ISP to the Plan, plus investment earnings and gains or losses.

2.57
“Prior Plan Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to his “Prior Plan Account” under the ISP that was transferred from the ISP to the Plan, plus investment earnings and gains or losses.

2.58	“Regular Before-Tax Savings” shall mean Before-Tax Savings made on a Member’s behalf under Section 4.1(a).

2.59	“Rollover Account” shall mean the portion of the Trust Fund, which, with respect to a Member or Deferred Member, is attributable to

(a)	Rollover Contributions other than Roth Rollover Contributions made to the Plan under Section 4.4; and

(b)
any amounts that are attributable to rollover contributions made to the ISP, the Merged Frozen Plans, the Merged Hartzell Plans, the Merged Plans, the Merged Bargained Plan, or to any other qualified profit sharing or other defined contribution plan previously in effect at the Company or an Associated Company and that are transferred to the Plan on the Member’s behalf, plus any investment earnings and gains or losses on such amounts. After-tax Rollover Contributions shall be accounted for separately in the Rollover Account.

2.60	“Rollover Contributions” shall mean the contributions made by a Member pursuant to Section 4.4.

2.61
“Roth Account” shall mean that portion of the Trust Fund, which, with respect to a Member or Deferred Member, is attributable to his Roth Contributions, plus any investment earnings and gains or losses on such amounts.

2.62	“Roth Contributions” shall mean regular Roth Contributions and Roth Catch-up Contributions made on a Member’s behalf under Section 4.7 on or after February 1, 2015.

2.63
“Roth Rollover Account” shall mean that portion of the Trust Fund, which with respect to a Member or Deferred Member, is attributable to his Roth Rollover Contributions, plus any investment earnings and gains or losses on such amounts.

2.64	“Roth Rollover Contributions” shall mean Rollover Contributions made by a Member pursuant to Section 4.4(b)(ii) on or after February 1, 2015 that are attributable to Roth amounts.

2.65
“Salary” shall mean an Employee’s total remuneration from the Company for services rendered while a Member during a Plan Year, including annual base salary, overtime, shift differentials, commissions, regularly occurring incentive pay, and differential wage payments (as defined in Section 3401(h)(2) of the Code), all as determined prior to any deferral election pursuant to Section 4.1(a), any deferral election pursuant to Section 125 of the Code, and any deferral election for a qualified transportation fringe under Section 132(f) of the Code and excluding:

(a)
foreign service allowances, separation pay, or, in accordance with rules uniformly applicable to all Members similarly situated and as interpreted by the Benefits Administration Committee, special bonuses, special commissions, and other special pay or allowances of similar nature; and

(b)	the cost of any public or private employee benefit plan, including the Plan; and

(c)	amounts excluded for certain Union Employees pursuant to Appendix K.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Salary of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Section 401(a)(17)(B) of the Code.
For purposes of Before-Tax Savings and Roth Contributions, Salary shall not include amounts that are excluded from compensation within the meaning of Section 415(c)(3) of the Code and Section 1.415(c)-(2) of the regulations thereunder.

2.66	“Savings” shall mean the After-Tax Savings contributed by a Member and the Before-Tax Savings contributed on a Member’s behalf.

2.67	“Savings Plan Administrator” shall mean the Benefits Administration Committee or its delegate.

2.68	“Self-Directed Brokerage Account” or “SDA” shall mean an Investment Fund that is a self-directed brokerage account established by a Member, as described in Section 7.1(b).

2.69
“Service” shall mean the period of elapsed time beginning on the date an employee commences employment with the Company or any Associated Company or predecessor company of ITT, and ending on his most recent Severance Date, subject to the following:

(a)
Notwithstanding anything contained herein to the contrary, with respect to an Employee who is employed by the Company on October 31, 2011, such Employee shall be credited with “Service” he had earned under the ISP prior to October 31, 2011.

With respect to an individual who:

(i)	was an employee of ITT Corporation or one of its subsidiaries on October 30, 2011;

(ii)	became an employee of Exelis Inc. or Xylem Inc. on October 31, 2011; and

(iii)	becomes an Employee immediately following termination of employment with Exelis Inc. or Xylem Inc. and prior to March 1, 2012, if such Employee had accrued “Service” under the ISP prior to October 31, 2011, his prior “Service” under the ISP shall be credited under the Plan as of the date he becomes an Employee after October 31, 2011 and before March 1, 2012.

(b)
If an Employee terminates employment and is later reemployed within 12 months of the earlier of (i) his date of termination, or (ii) the first day of an absence from service immediately preceding his date of termination, the period between his Severance Date and his date of reemployment shall be included in his Service. Effective solely with respect to a Member who is an Employee on or after January 1, 2014, Service used to determine such Member’s points for purposes of Company Core Contributions under Section 5.2(a) and Transition Credit Contributions under Section B of Appendix A, as applicable, earned on or after January 1, 2014, shall include the period between any Severance Date incurred by the Member and his subsequent date of reemployment, regardless of the length of his absence from employment.

(c)	If an Employee terminates and is later reemployed, the period of service prior to his Severance Date shall be included in his Service, regardless of the length of his absence from employment.

(d)
Under the circumstances hereinafter stated and upon such conditions as the Benefits Administration Committee shall determine on a basis uniformly applicable to all Employees similarly situated, the period of Service of an Employee shall be deemed not to be interrupted by an absence of the type hereinafter stated and the period of such absence shall be included in determining the length of an Employee’s Service:

(i)	if a leave of absence has been authorized by the Company or any subsidiary or affiliate of the Company, for the period of such authorized leave of absence only; or

(ii)
if an Employee enters service in the uniformed services of the United States and if such individual’s right to re-employment is protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 or any similar law then in effect and if the individual returns to regular employment within the period during which the right to reemployment is protected by any such law. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(e)
If a Member dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994, his period of time in qualified military service through the date of his death shall be included in his Service.

2.70	“Severance Date” shall mean with respect to employment with the Company and all Associated Companies:

(a)	Except as provided in (b) below, the earlier of:

(i)	the date an Employee quits, is discharged, retires or dies; or

(ii)
the first anniversary of the date on which he is first absent from service, with or without pay, for any reason other than discharge, retirement or death, such as vacation, sickness, disability, layoff or leave of absence.

(b)	If Service is interrupted for maternity or paternity reasons, meaning an interruption of Service by reason of the pregnancy of the Employee; the birth of a child of the Employee; the placement of a child with the Employee by reason of adoption; or for purposes of caring for a newborn child of the Employee immediately following the birth or adoption of the newborn, then the Severance Date shall be the earlier of:

(i)	the date he quits, is discharged, retires or dies; or

(ii)	the second anniversary of the date on which he is first absent from service.

2.71
“Special Company Contribution Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Special Company Contributions and any investment earnings and gains or losses thereon.

2.72	“Special Company Contributions” shall mean Special DC Credit Contributions and Transition Credit Contributions made pursuant to Appendix A.

2.73	“Special Transition Contributions” shall mean Special Transition Contributions made pursuant to Appendix K.

2.74
“Special Transition Contributions Account” shall mean that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Special Transition Contributions plus any investment earnings and gains or losses on such amounts.

2.75
“Statutory Compensation” shall mean total wages and other compensation paid to or for the Member by the Company or by an Associated Company as reported on the Member’s Form W-2, Wage and Tax Statement, plus elective contributions under Sections 125, 132(f)(4), 402(g)(3) and 414(v) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the maximum amount of Statutory Compensation, taken into account under the Plan for any Plan Year for any Member shall not exceed $200,000, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Section 401(a)(17)(B) of the Code. Statutory Compensation shall also include:

(a)	salary continuation payments for military service as described in Treasury Regulation Section 1.415(c)-2(e)(4);

(b)	compensation paid after severance from employment as described in Treasury Regulation Section 1.415(c)-2(e)(3)(i), (ii) and (iii)(A);

(c)	foreign income as described in Treasury Regulation Section 1.415(c)-2(g)(5)(i), excluding amounts described in Treasury Regulation Section 1.415(c)-2(g)(5)(ii); and

(d)
differential wage payments (as defined in Section 3401(h)(2) of the Code) paid by the Company or an Associated Company with respect to any period during which an individual is performing service in the uniformed services (as defined in Section 3401(h)(2)(A) of the Code.

Payments not described above, including, but not limited to, amounts described in Treasury Regulation Section 1.415(c)-2(e)(3)(iii)(B) and (iv), shall not be considered Statutory Compensation if paid after severance from employment, even if such amounts are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment.

2.76
“Target Retirement Fund” shall mean a fund managed by a provider designated by the PFTIC that is designed for investors who will retire at or around a specified date. The allocation to different asset classes will change over time and the fund will become increasingly conservative as the specified retirement date approaches.

2.77
“Termination of Employment” shall mean severance from the employment of the Company and all Associated Companies for any reason, including, but not limited to, retirement, death, disability, resignation or dismissal by the Company or an Associated Company; provided, however, that transfer in employment between the Company and any Associated Company shall not be deemed to be “Termination of Employment.” With respect to any leave of absence and any period of service in the uniformed services of the United States, Section 2.69 shall govern. Notwithstanding the foregoing, at such time as a Member who is absent from service with the Company due to a layoff no longer has recall rights under the Company’s applicable layoff policy (if any), such Member’s employment shall be terminated.

2.78	“Trust Fund” shall mean the aggregate funds held by the Trustee under the trust agreement or agreements established for the purposes of this Plan, consisting of the funds as described in Article 7.

2.79	“Trustee” shall mean the Trustee or Trustees at any time acting as such under the trust agreement or agreements established for the purposes of this Plan.

2.80	“Valuation Date” shall mean the date or dates, as applicable, on which the Trust Fund is valued in accordance with Article 8.

2.81	“Vested Share” shall mean, with respect to a Member or Deferred Member, that portion of his Accounts in which the Member or Deferred Member has a nonforfeitable interest as provided in Article 6.

2.82
“Withdrawal Valuation Date” shall mean, with respect to withdrawals made pursuant to Section 9.2, the business day on which a Member’s proper request for a withdrawal in a form or manner approved by the Benefits Administration Committee is received and processed by the Savings Plan Administrator or its designee. With respect to withdrawals made pursuant to Section 9.3, Withdrawal Valuation Date shall mean the business day on which a Member’s proper request for a withdrawal under the Plan, as received and processed by the Savings Plan Administrator or its designee, is approved by the Benefits Administration Committee.

2.83	“Xylem Stock” shall mean common stock of Xylem Inc.

2.84	“Xylem Stock Fund” shall mean the Investment Fund under the Plan that is invested in Xylem Stock.

2.85	“Year of Service shall mean a calendar year during which an Employee completes at least 1,000 Hours Worked.

ARTICLE 3
MEMBERSHIP

3.1	Eligibility

(a)
An Employee whose employment with the Company is not on a temporary or less than full-time basis and who is not a Non-U.S. Citizen Employee shall be eligible to become a Member on the later of the Effective Date or the date he first becomes an Employee.

(b)
An Employee whose employment with the Company is on a temporary or less than full-time basis and who is not a Non-U.S. Citizen Employee shall be eligible to become a Member on the later of the Effective Date or the day following the date he completes 1,000 Hours Worked in a twelve-consecutive-month computation period, provided he is then an Employee. The first computation period shall be the twelve-month period measured from the date on which such Employee’s Service commences. Subsequent computation periods shall be the Plan Year, beginning with the Plan Year that contains the first anniversary of the date on which the Employee’s Service commenced.

(c)	An Employee who is a Non-U.S. Citizen Employee who works in the continental U.S. on an expatriate basis shall be eligible to become a Member on the later of:

(i)	the Effective Date; or

(ii)	the day following the first date as of which he has worked in the continental U.S. as an employee in either case provided he is an Employee on such date.
An individual who is eligible to become a Member under (a), (b) or (c) above shall be eligible to become a Contributing Member as of the first day of the next available pay period (based on administrative processing deadlines) following the date Before-Tax Savings are made pursuant to Section 4.1, After-Tax Savings are made pursuant to Section 4.2, and/or Roth Contributions are made pursuant to Section 4.7. Any Employee who is the subject of a layoff and covered by recall rights shall be eligible to become or again become a Contributing Member as of the first day of the payroll period following his payroll reactivation date.

3.2	Membership
An individual who has satisfied the eligibility requirements under Section 3.1 shall become a Member on the date he satisfies such eligibility requirements provided he is an Employee on such date. Special rules for active participants in the Merged Plans and the Merged Bargained Plan on December 31, 2013, are set forth in Appendices J and K, respectively. A Member may make Before-Tax Savings, Roth Contributions, and/or After-Tax Savings as of the first day of the next available pay period or any subsequent pay period (based on administrative processing deadlines) and subject to the provisions of Sections 4.1, 4.2, and 4.7.

3.3	Certain Member Elections
An individual who becomes a Member pursuant to Section 3.2 may make the following elections in a form or manner approved by the Benefits Administration Committee:

(a)	He may designate one or more Beneficiaries.

(b)	He may designate a different rate of Before-Tax Savings than the rate that will otherwise automatically apply pursuant to Section 4.1(a).

(c)	He may elect to make Catch-Up Contributions pursuant to Section 4.1(b).

(d)	He may elect to make After-Tax Savings pursuant to Section 4.2.

(e)	He may elect to make Roth Contributions on or after February 1, 2015 pursuant to Section 4.7.

(f)	He may make an investment election as described in Section 7.2

(g)	He may make a dividend election as described in Section 8.8

3.4	Rehired Member
A Member who terminates employment with the Company and all Associated Companies and is rehired by the Company as an Employee will re-enter the Plan upon his reemployment as a Member in accordance with the provisions of Section 3.2.

3.5	Transferred Members
Notwithstanding any provision of the Plan to the contrary, a Member who remains in the employ of the Company or an Associated Company but ceases to be an Employee shall continue to be a Member of the Plan but shall not be eligible to make Before-Tax Savings, After-Tax Savings, or Roth Contributions or to receive allocations of Company Matching Contributions or Company Core Contributions while his employment status is other than as an Employee. Such Member shall be entitled to any Special Company Contributions or Special Transition Contributions that may be payable for the Plan Year, based on the period of time during which he was an Employee during such Plan Year.

3.6	Termination of Membership
A Member’s membership shall terminate on the date he is no longer employed by the Company or any Associated Company unless the Member is entitled to benefits under the Plan in which event his membership shall terminate when those benefits are distributed to him.

ARTICLE 4
MEMBER SAVINGS

4.1	Member Before-Tax Savings

(a)	Commencement and Amount of Regular Before-Tax Savings

(i)
Effective as of the first day of the next available pay period (based on administrative processing deadlines) an Employee who has become a Member pursuant to Article 3 shall have his Salary reduced by 6 percent and that amount shall be contributed on his behalf to the Plan by the Company as Regular Before-Tax Savings until and unless the Member elects, in accordance with the procedures prescribed by the Benefits Administration Committee, to either receive such Salary directly from the Company in cash or to reduce his Salary in some other percentage. Such reduction in Salary shall be applied to Salary that could have been subsequently received by the Member. Any such specified percentage of Salary shall be in a multiple of 1 percent and the maximum percentage shall be 50 percent. Notwithstanding the preceding sentence, if in any Plan Year a Member makes After-Tax Savings in accordance with Section 4.2 and/or regular Roth Contributions in accordance with Section 4.7 in addition to Regular Before-Tax Savings in accordance with this Section, the maximum percentage of Salary such Member may contribute for such Plan Year under the combination of this Section and Sections 4.2 and 4.7 shall not exceed 50 percent.

Notwithstanding the foregoing and Section 4.2:

(A)	With respect to an Employee who is employed as an Employee by the Company on October 31, 2011, the following provisions shall apply:

(1)
If such individual was making Regular Before-Tax Savings and/or After-Tax Savings under the ISP immediately prior to October 31, 2011 in an amount equal to a total of 6 percent or more of his Salary, such individual shall become a Member of the Plan on October 31, 2011 and effective as of the first day of the next available pay period (based on administrative processing deadlines) such individual’s election of Regular Before-Tax Savings and/or After-Tax Savings under the ISP immediately prior to October 31, 2011 shall be deemed to have been made under the Plan and shall continue in the same amount until and unless the Member makes another Regular Before-Tax Savings and/or After Tax Savings election in accordance with procedures prescribed by the Benefits Administration Committee.

(2)
If such individual was not making Regular Before-Tax and/or After-Tax Savings under the ISP immediately prior to October 31, 2011 in an amount equal to a total of 6 percent or more of his Salary, such individual shall become a Member of the Plan on October 31, 2011 and, effective as of the first day of the next available pay period (based on administrative processing deadlines):
(I) such individual’s After-Tax Savings election under the ISP immediately prior to October 31, 2011, if any, shall be deemed to have been made under the Plan until and unless the Member makes another election in accordance with procedures prescribed by the Benefits Administration Committee; and
(II) such individual shall be deemed to have elected to make Regular Before-Tax Savings under the Plan equal to 6 percent of his Salary or, if less, the amount necessary to have the total of his Regular Before-Tax and After-Tax Contributions equal 6 percent of his Salary, until and unless the Member makes another election in accordance with procedures prescribed by the Benefits Administration Committee.

(B)
With respect to an individual who was an active participant in one of the Merged Plans or the Merged Bargained Plan on December 31, 2013 and is an Employee on January 1, 2014, the following provisions shall apply:

(1)
If such individual was making regular before-tax contributions and/or after-tax contributions under the applicable Merged Plan or Merged Bargained Plan on December 31, 2013 in an amount equal to a total of 6 percent or more of his compensation, such individual shall become a Member of the Plan on January 1, 2014 and effective as of the first day of the next available pay period (based on administrative processing deadlines) such individual’s election in effect under the Merged Plan or Merged Bargained Plan immediately prior to January 1, 2014 shall be deemed to have been an election of Regular Before-Tax Savings and/or After-Tax Savings made under the Plan and shall continue in the same percentage until and unless the Member makes another Regular Before-Tax Savings and/or After Tax Savings election in accordance with procedures prescribed by the Benefits Administration Committee.

(2)
If such individual was not making regular before-tax contributions and/or after-tax contributions under the applicable Merged Plan or Merged Bargained Plan immediately prior to January 1, 2014 in an amount equal to a total of 6 percent or more of his compensation, such individual shall become a Member of the Plan on January 1, 2014 and, effective as of the first day of the next available pay period (based on administrative processing deadlines):

(I) such individual’s after-tax contribution percentage election under the applicable Merged Plan or Merged Bargained Plan immediately prior to January 1, 2014, if any, shall be deemed to have been an After-Tax Savings percentage election made under the Plan until and unless the Member makes another election in accordance with procedures prescribed by the Benefits Administration Committee; and
(II) such individual shall be deemed to have elected to make Regular Before-Tax Savings under the Plan equal to 6 percent of his Salary or, if less, the amount necessary to have the total of his Regular Before-Tax and After-Tax Savings equal 6 percent of his Salary, until and unless the Member makes another election in accordance with procedures prescribed by the Benefits Administration Committee.

(ii)
In order to comply with Section 415 of the Code, the Benefits Administration Committee may impose an additional limit on any Member’s Before-Tax Savings and Roth Contributions based on the Benefits Administration Committee’s reasonable projection of the total “annual addition” (as defined in Section 5.4) that will be credited to a Member’s Accounts for a Plan Year.

(iii)
Prior to January 1, 2012, and on and after January 1, 2016, in order to comply with Section 401(k)(3) of the Code, the Benefits Administration Committee may impose a limitation on the extent to which a Member who is a Highly Compensated Employee may reduce his Salary in accordance herewith, based on the Benefits Administration Committee’s reasonable projection of Before-Tax Savings and Roth Contribution rates of Members who are not Highly Compensated Employees.

(iv)
A Member may elect to change the rate of Regular Before-Tax Savings under this paragraph (a) or regular Roth Contributions under Section 4.7 as of the first day of any pay period by making an election in the form or manner approved by the Benefits Administration Committee for such purpose. The changed rate shall be effective as soon as administratively possible following the date the election is received by the Savings Plan Administrator.

Effective as of such date as is approved by the Benefit Administration Committee and in accordance with such rules and procedures as may be prescribed by the Benefits Administration Committee, a Member may elect to have the rate of his Regular Before-Tax Savings or regular Roth Contributions automatically escalated.
Effective beginning April 1, 2015, and subject to such rules and procedures as may be prescribed by the Benefits Administration Committee, the contribution rate of a Member shall be automatically increased by 1 percent each April 1 as follows:

(A)
The contribution rate increase shall apply only if (1) the Member does not opt out of the automatic increase pursuant to such rules and procedures as may be prescribed by the Benefits Administration Committee, and (2) as of such April 1, the Member has in effect a contribution rate of less than 10 percent with respect to the combination of Before-Tax Savings, After-Tax Savings, and Roth Contributions. The contribution rate increase shall not apply, however, on April 1, 2015, with respect to a Member who, as of such date, has elected to make Roth Contributions.

(B)
If the contribution rate increase applies, the Member’s contribution rate for Before-Tax Savings shall be increased, as of such April 1, by one percent, except: (1) if, as of such April 1, the Member’s contribution rate for Before-Tax Savings is zero percent and the Member has a contribution rate for Roth Contributions that is greater than zero percent, the one-percent increase shall instead be applied to the Member’s contribution rate for Roth Contributions, and (2) if, as of such April 1, the Member’s contribution rate for Before-Tax Savings and Roth Contributions is zero percent and the Member has a contribution rate for After-Tax Savings that is greater than zero percent, the one-percent increase shall instead be applied to the Member’s contribution rate for After-Tax Savings.

(b)	Catch-Up Contributions
A Member who has attained or will attain age 50 by the last day of the Member’s taxable year may elect, in accordance with procedures prescribed by the Benefits Administration Committee, to make Catch-Up Contributions for any Plan Year in accordance with and subject to the limitations of Section 414(v) of the Code. Such Catch-Up Contributions shall be treated under the Plan as Before-Tax Savings or Roth Contributions, as elected by the Member, but shall be subject to the following special rules:

(i)
A Member’s Catch-Up Contributions shall not be taken into account for purposes of applying the maximum percentage limitation described in (a) above or the limitations under Sections 402(g) and 415 of the Code and Members’ Catch-Up Contributions shall not be taken into account in applying the Actual Deferral Percentage test of (d) below.

(ii)
The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such Catch-Up Contributions.

(iii)
The determination of whether a Before-Tax Savings contribution under this Section or a Roth Contribution under Section 4.7 constitutes a Catch-Up Contribution for any Plan Year shall be determined as of the end of such Plan Year, in accordance with Section 414(v) of the Code. Before-Tax Savings contributions or Roth Contributions that are intended to be Catch-Up Contributions for a Plan Year but which do not qualify as Catch-Up Contributions as of the end of the Plan Year shall be treated for all purposes under the Plan as Regular Before-Tax Savings or regular Roth Contributions.

(iv)	The Company shall take a Member’s Catch-Up Contributions into account for purposes of determining the amount of Company Matching Contributions under Section 5.1 for a Plan Year.

(v)	A Member’s Catch-Up Contributions shall be subject to the same withdrawal and distribution restrictions as Regular Before-Tax Savings contributions and regular Roth Contributions.

(vi)
In the event that the sum of a Member’s Catch-Up Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Associated Company exceeds the dollar limit on catch-up contributions under Section 414(v) of the Code for any calendar year as in effect for such calendar year, the Member shall be deemed to have elected a return of the Catch-Up Contributions in excess of the limit under Section 414(v) of the Code and such amount shall be treated in the same manner as “excess deferrals” under (c) below.

(vii)
If a Member makes catch-up contributions under a qualified defined contribution plan and/or Code Section 403(b) plan maintained by an employer other than the Company or an Associated Company for any calendar year and those contributions when added to his Catch-Up Contributions exceed the dollar limit on catch-up contributions under Section 414(v) of the Code for that calendar year, the Member may allocate all or a portion of such “excess catch-up contributions” to this Plan. In the event such Member notifies the Benefits Administration Committee of the “excess catch-up contributions” in the same manner as is required for allocated “excess deferrals” under (c) below, such “excess catch-up contributions” shall be distributed in the same manner as “excess deferrals” under (c) below.

A Member may elect to change the rate of his Catch-Up Contributions under this paragraph (b) as of the first day of any pay period by making an election in the form or manner approved by the Benefits Administration Committee for such purpose. The changed rate of Catch-Up Contributions shall be effective as soon as administratively possible following the date the election is received by the Savings Plan Administrator.

(c)	Application of Maximum Dollar Limit on Regular Before-Tax Savings and Regular Roth Contributions
The maximum dollar amount of Regular Before-Tax Savings, regular Roth Contributions, and similar contributions made on a Member’s behalf by the Company or any Associated Company to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code for a calendar year shall be the maximum amount determined by the Secretary of the Treasury for such calendar year, pursuant to Section 402(g) of the Code as in effect for such calendar year, except as permitted under Section 414(v) of the Code. Amounts contributed in excess of such limit shall constitute “excess deferrals.”

(i)
Prevention of Excess Deferrals Under Plan. If a Member’s Regular Before-Tax Savings and regular Roth Contributions in a calendar year reach the dollar limit on elective deferrals under Section 401(a)(30) of the Code in any calendar year, the Member’s election to make Regular Before-Tax Savings and/or regular Roth Contributions will be canceled. Such Member may elect at any time to make After-Tax Savings in accordance with Section 4.2. As of the first pay period of the calendar year following the cancellation of a Member’s Regular Before-Tax Savings and/or regular Roth Contributions in accordance with first sentence of this paragraph, the Member’s election of Regular Before-Tax Savings and/or regular Roth Contributions shall again become effective in accordance with his previous election, unless the Member elects otherwise in accordance with Section 4.3.

(ii)
Treatment of Excess Deferrals under Plan and Plans of Associated Companies. In the event that the sum of a Member’s Regular Before-Tax Savings and regular Roth Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or an Associated Company exceeds the dollar limit on elective deferrals under Section 402(g) of the Code for any calendar year as in effect for such calendar year, a Member who is eligible to make Catch-Up Contributions to the Plan will be deemed to have such excess deferrals reclassified as Catch-Up Contributions (with regular Roth Contributions reclassified first), subject to the limitations of (b) above. To the extent that the reclassification described in the preceding sentence is not applicable, or is insufficient to fully resolve the issue of the excess deferrals, the Member shall be deemed to have elected a return of the Regular Before-Tax Savings and/or regular Roth Contributions in excess of the limit under Section 402(g) of the Code from this Plan (with the excess allocated first to regular Before-Tax Savings). The excess deferrals, together with Earnings, shall be returned to the Member no later than April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Regular Before-Tax Savings and/or regular Roth Contributions previously returned to the Member under (d) below for that calendar year. In the event any Regular Before-Tax Savings and/or regular Roth Contributions returned under this paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with Earnings, shall be forfeited and used to reduce future Company contributions.

(iii)
Treatment of Member-Allocated Excess Deferrals. If a Member makes tax-deferred contributions under another qualified defined contribution plan and/or a Code Section 403(b) plan maintained by an employer other than the Company or an Associated Company for any calendar year and those contributions when added to his Regular Before-Tax Savings and regular Roth Contributions exceed the dollar limit on elective deferrals under Section 402(g) of the Code for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, a Member who is eligible to make Catch-Up Contributions to the Plan will be deemed to have such excess deferrals reclassified as Catch-Up Contributions (with regular Roth Contributions reclassified first), subject to the limitations of (b) above. To the extent that the reclassification described in the preceding sentence is not applicable, or is insufficient to fully resolve the issue of the excess deferrals, such excess deferrals (with the excess allocated first to Regular Before-Tax Savings), together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Benefits Administration Committee or its designee, in writing, not later than March 1, of that following year, of the amount of the tax-deferred contributions made to the plan of the other employer. The amount of any excess deferrals to be returned for any calendar year shall be reduced by any Regular Before-Tax Savings and/or regular Roth Contributions previously returned to the Member under (d) below for that calendar year. In the event any Regular Before-Tax Savings and/or regular Roth Contributions returned under this paragraph were matched by Company Matching Contributions, those Company Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.

Notwithstanding the foregoing, in lieu of a return of the excess deferrals, a Member may elect, to the extent permitted under applicable Treasury Regulations, to have the Plan treat all or a portion of the excess deferrals attributable to his Regular Before-Tax Savings and/or regular Roth Contributions as After-Tax Savings, subject to the limitations of Section 4.2; provided the Member notifies the Benefits Administration

Committee or its designee, in writing, by the date determined by the Benefits Administration Committee. For this purpose, the excess deferrals, together with Earnings, shall be deemed distributed to the Member and then recontributed to the Plan by the Member as After-Tax Savings for the Plan Year in which the excess deferrals were made. Reclassified excess deferrals shall be considered After-Tax Savings made in the Plan Year to which the excess deferrals relate for purposes of Section 4.5 and shall be subject to the withdrawal provisions applicable to After-Tax Savings under Article 9. If the excess deferrals were matched by Company Matching Contributions, the corresponding Company Matching Contributions shall remain allocated to the Member’s Company Account to the extent such excess deferrals if made, as After-Tax Savings would have been matched under the provisions of Section 5.1. The Member’s election to reclassify excess deferrals shall be made no later than April 1 following the close of the Plan Year in which the excess deferrals were made or within such shorter period as the Benefits Administration Committee may prescribe.

(iv)
Notwithstanding the foregoing, in the case of any Member who (A) ceases to be an Employee during a Plan Year; (B) is employed during such Plan Year by an employer which is not the Company or an Associated Company; and (C) exceeds the limitation on elective deferrals enumerated in Section 402(g) of the Code based on the Member’s participation in the Plan and participation in a plan maintained by the subsequent employer; the Plan shall not distribute to the Member any Before-Tax Savings, Roth Contributions (or any income thereon) arising solely as a result of such Member’s exceeding the limit under Section 402(g) of the Code for the Plan Year, unless the exceeding of such limit is based solely on the Member’s participation in this Plan without considering any other plan.

(d)	ADP Test on Before-Tax Savings and Roth Contributions
Effective for Plan Years beginning on and after January 1, 2012, and before January 1, 2016, except as provided in Appendix K for certain Union Employees described therein, the Plan is intended to satisfy the safe harbor alternative method of meeting the nondiscrimination requirements under Section 401(k)(12) of the Code by treating the first three percent of Company Core Contributions under Section 5.2 as nonelective contributions pursuant to Section 401(k)(12)(C) of the Code. Accordingly, the Plan is deemed to satisfy the ADP Test under Section 401(k) of the Code for such Plan Years with respect to Regular Before-Tax Savings and regular Roth Contributions.
Prior to January 1, 2012, and on and after January 1, 2016, the amount of Regular Before-Tax Savings and regular Roth Contributions made to the Plan for a Plan Year shall comply with the provisions of Section 401(k)(3) of the Code, including any regulations issued thereunder and any subsequent Internal Revenue Service guidance issued under Section 401(k) of the Code. The current year testing method shall be used.
Amounts that would cause the Plan to fail the ADP test shall constitute “excess contributions.” If the Benefits Administration Committee determines that the limitation has been exceeded, the following provisions shall apply:

(i)	The excess contributions shall first be treated as Catch-Up Contributions to the extent possible under Section 4.1(b) (with regular Roth Contributions reclassified first).

(ii)	Any remaining excess contributions, together with Earnings thereon, will be allocated to the Highly Compensated Employees with the greatest dollar amount of such contributions in the following manner:

(A)
The amount to be allocated shall be the lesser of (1) the total excess contributions or (2) such amount as will cause the dollar amount of such Highly Compensated Employee’s Regular Before-Tax Savings and regular Roth Contributions to equal the dollar amount of the Regular Before-Tax Savings and regular Roth Contributions of the Highly Compensated Employee with the next highest dollar amount of Regular Before-Tax Savings and regular Roth Contributions. For this purpose, excess contributions will be allocated first to Regular Before-Tax Savings and then to regular Roth Contributions.

(B)
The process described in (A) above shall be repeated, if necessary, until the total excess contributions shall have been allocated. At any stage in this allocation process, if two or more Highly Compensated Employees have the same dollar amount remaining of Regular Before-Tax Savings and regular Roth Contributions, the allocation shall be made to both of them in equal amounts.

(iii)
The excess contributions allocated to Highly Compensated Employees under (ii) above shall be distributed to such Members before the close of the Plan Year following the Plan Year in which the excess contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the excess contributions were made. Alternatively, under rules adopted by the Benefits Administration Committee, such Members may elect to recharacterize such excess contributions as After-Tax Savings provided such election to recharacterize the excess contributions is made within 2½ months after the close of the Plan Year in which the excess contributions were made or within such shorter period as the Benefits Administration Committee may prescribe. When the total excess contributions shall have been allocated and distributed or recharacterized in the manner described above, the Plan shall be deemed to satisfy the tests set forth in this Section, regardless of whether the final Average Deferral Percentage of the Highly Compensated Employees in fact satisfy such tests. In the event any Regular Before-Tax Savings and/or regular Roth Contributions distributed under this Section were matched by Company Matching Contributions, those Company Matching Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions.

4.2	Member After-Tax Savings

(a)
By authorizing payroll deductions, each Member may elect, subject to (b) below, to contribute to the Trust Fund as After-Tax Savings any whole percentage from 1 percent to 50 percent of his Salary in such payroll period, subject to the following:

(i)
The total amount of After-Tax Savings for any Plan Year may not exceed 50 percent of his Salary reduced by the rate of Before-Tax Savings being made pursuant to Section 4.1(a) and/or Roth Contributions being made pursuant to Section 4.7.

(ii)
In order to comply with Section 415 of the Code, the Benefits Administration Committee may impose an additional limit on any Member’s After-Tax Savings based on the Benefits Administration Committee’s reasonable projection of the total “annual addition” (as defined in Section 5.4) that will credited to a Member’s Accounts for a Plan Year.
A Member’s election shall be effective as soon as administratively possible following the date such election is received by the Savings Plan Administrator or its designee.
Notwithstanding the foregoing, the special provisions of (A) Section 4.1(a)(i)(A) shall apply with respect to an Employee who is employed as an Employee by the Company on October 31, 2011 and (B) Section 4.1(a)(i)(B) shall apply with respect to individuals who were active participants in a Merged Plan or the Merged Bargained Plan on December 31, 2013.

(b)
In order to comply with Section 401(m) and/or 415 of the Code, the Benefits Administration Committee may impose an additional limit on the extent to which a Member who is a Highly Compensated Employee may contribute to the Trust Fund as After-Tax Savings, based on the Benefits Administration Committee’s reasonable projection of After-Tax Savings rates of Members who are not Highly Compensated Employees and the necessity of satisfying the test described in Section 4.5.

A Member may elect to change his After-Tax Savings rate on any business day by making an election in a form or manner approved by the Benefits Administration Committee for such purpose. The changed After-Tax Savings rate shall be effective as soon as administratively possible following the date notice is received by the Savings Plan Administrator or its designee.

4.3	Suspension and Resumption of Member Savings

(a)
A Member may suspend his Savings under Section 4.1 and/or Section 4.2 or his Roth Contributions under Section 4.7 as of any business day by making an election in a form or manner approved by the Benefits Administration Committee for such purpose. Such suspension will become effective as soon as administratively possible following the date the election is received by the Savings Plan Administrator or its designee. If a Member takes a withdrawal from his Before-Tax Account under Section 9.3(a) or (b), his Savings and Roth Contributions shall be suspended for a period of six months to the extent provided in the applicable Section. Such suspension will become effective as soon as administratively possible following the Withdrawal Valuation Date. No Company Matching Contributions shall be made under Section 5.1 during the period of a Member’s suspension although he will continue to be considered a Member and he will be entitled to Company Core Contributions and any Special Company Contributions or Special Transition Contributions that may be payable during the period of suspension.

(b)
A Member who suspends his Savings and/or Roth Contributions in accordance with the first sentence of (a) above may resume his Savings under Section 4.1 and/or under Section 4.2 and/or his Roth Contributions under Section 4.7 as of any pay period after the date the suspension commenced by making an election in a form or manner approved by the Benefits Administration Committee for such purpose.

(c)
A Member whose Savings and or Roth Contributions are suspended in accordance with the third sentence of (a) above (or were suspended as of the merger date under any similar provision in any Merged Hartzell Plan, Merged Plan or the Merged Bargained Plan) may resume his Savings under Section 4.1 and/or under Section 4.2 and/or his Roth Contributions under Section 4.7 as of the first day of any pay period following the six-month suspension by making an election in a form or manner approved by the Benefits Administration Committee for such purpose. A resumption elected pursuant to this Section 4.3 shall occur as soon as administratively possible after the election is received by the Savings Plan Administrator or its designee.

4.4	Rollover Contributions

(a)
With the permission of the Benefits Administration Committee, and without regard to any limitation on contributions under this Article 4 or Section 5.4, the Plan may accept from or on behalf of a Member, but not a Deferred Member, a Rollover Contribution in cash, consisting of any amount, including after-tax amounts but, prior to February 1, 2015, excluding any amount attributable to Roth contributions, previously received (or deemed to be received) by him from an “eligible retirement plan.” Such Rollover Contributions shall be subject to the following:

(i)	For purposes of this Section, “eligible retirement plan” means:

(A)
another employer’s qualified plan described in Section 401(a) of the Code (or another qualified defined contribution plan sponsored by the Company or an Associated Company, provided that the Rollover Contribution represents the rollover of all or a portion of a full distribution of the individual’s account balance in such plan due to the sale or closing of a business unit sponsoring such plan);

(B)	an annuity plan described in Section 403(a) of the Code;

(C)	an annuity contract described in Section 403(b) of the Code;

(D)	an eligible Plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; or

(E)
an individual retirement account or individual retirement annuity of the Member described in Section 408(a) or 408(b) of the Code that contains only amounts that were originally distributed from a qualified plan described in Section 401(a) or 403(a) of the Code (i.e., a “conduit IRA”).

(b)	Such Rollover Contribution may be received in any of the following ways:

(i)
The Plan may accept such amount as a direct rollover of an eligible rollover distribution, including after-tax amounts (other than Roth contributions described in (ii), below) provided such after-tax amounts are received directly from a plan that is qualified under Section 401(a) of the Code or an annuity contract described in Section 403(b) of the Code.

(ii)
On or after February 1, 2015, the Plan may accept a rollover of Roth contributions to a Member’s Roth Rollover Account, but only if it is a direct rollover from another Roth contribution account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(iii)	The Plan may accept such amount directly from the Member provided such amount:

(A)	was distributed to the Member by an eligible retirement plan;

(B)	is received by the Plan on or before the 60th day after the day it was received by the Member;

(C)	would otherwise be includible in gross income; and

(D)	is not attributable to Roth contributions.
Notwithstanding (B) above, the Benefits Administration Committee may accept a Rollover Contribution more than 60 days after the amount was received by the Member provided the Member has received from the Secretary of the Treasury a waiver of the 60-day requirement, pursuant to Section 402(c)(3)(B) of the Code.

4.5	ACP Test on After-Tax Savings and Company Matching Contributions
Effective for Plan Years beginning on or after January 1, 2012, and before January 1, 2016, except as provided for certain Union Employees pursuant to Appendix K, the Plan is intended to satisfy the alternative method of meeting the nondiscrimination requirements with respect to Company Matching Contributions under Section 401(m)(11) of the Code by treating the first three percent of Company Core Contributions under Section 5.2 as nonelective contributions pursuant to Section 401(k)(12)(C) of the Code. Accordingly, with respect to such Plan Years, the Plan is deemed to satisfy the ACP Test under Section 401(m)(11) of the Code with respect to Company Matching Contributions.
Except as provided for certain Union Employees pursuant to Appendix K, the amount of After-Tax Savings and, for Plan Years beginning before January 1, 2012 and on or after January 1, 2016, Company Matching Contributions made to the Plan shall comply with the provisions of Section 401(m)(2) of the Code (the “ACP Test”), including any regulations issued thereunder and any subsequent Internal Revenue Service guidance issued under Section 401(m) of the Code. Notwithstanding the preceding sentence, for any Plan Year, the Benefits Administration Committee may elect to take Company Matching Contributions for the Plan Year into account for purposes of the ACP Test, to the extent permitted under applicable law.
Amounts that would cause the Plan to fail the ACP test constitute “excess aggregate contributions.” If the Benefits Administration Committee determines that the limitation has been exceeded, the following provisions apply:

(a)
The payment or forfeiture of the excess aggregate contributions, together with Earnings thereon, shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any payment or forfeiture will be made within 2½ months following the end of the Plan Year for which the contributions were made.

(b)
The total amount of excess aggregate contributions, together with Earnings thereon, shall be allocated to the Highly Compensated Employees with the greatest dollar amount of such contributions in the following manner:

(i)	The amount to be allocated shall be the lesser of (A) the total excess aggregate contributions, or (B) such amount as will cause the dollar amount of such Highly

Compensated Employee’s After Tax Savings, and, if applicable, Company Matching Contributions, to equal the dollar amount of the After Tax Savings, and, if applicable, Company Matching Contributions, of the Highly Compensated Employee with the next highest dollar amount of After Tax Savings, and, if applicable, Company Matching Contributions.

(ii)
The process described in (i) above shall be repeated, if necessary, until the total excess aggregate contributions shall have been allocated. At any stage in the allocation process herein described, if two or more Highly Compensated Employees have the same dollar amount remaining of After Tax Savings, and, if applicable, Company Matching Contributions, the allocation shall be made to both of them in equal amounts.

(c)
The excess aggregate contributions allocated to Highly Compensated Employees under (b) above, together with Earnings thereon, shall be paid or returned to a Member from the following categories of contributions (adjusted to reflect earnings or losses attributable thereto):

(i)	first, unmatched After-Tax Savings;

(ii)	second, matched After-Tax Savings; and

(iii)	third, Company Matching Contributions, if applicable.
Once the excess aggregate contributions are paid or returned as described above, the Plan shall be deemed to satisfy the ACP test set forth in this Section, regardless of whether the final Average Contribution Percentage of the Highly Compensated Employees in fact satisfy such tests.

(d)	A Member’s Actual Contribution Percentage shall be determined after a Member’s excess Before-Tax Savings are either recontributed to the Plan as After-Tax Savings or paid to the Member.

4.6	Transfer Contributions
With the permission of the Benefits Administration Committee and under such conditions as it may require, but without regard to any limitations on contributions set forth in this Article 4 or Section 5.4, the Plan may accept an amount, if any, from another qualified plan that, in accordance with the provisions of Section 11.9, the Member elects under such plan to transfer to this Plan, or which the Trustee of such other qualified plan transfers directly to the Trustee of this Plan. Such transferred contributions shall be paid to the Trustee as soon as practicable and shall be held in the Accounts of the Member, as determined by the Benefits Administration Committee. The Member shall be required to establish that such prior employer’s plan meets the qualification requirements under Section 401(a) of the Code; and no such trust-to-trust transfer shall be permitted unless the amount transferred is free of all defined benefit or money purchase characteristics and does not make the Plan a transferee plan under Section 401(a)(11)(B)(iii)(III) of the Code.

4.7	Member Roth Contributions.

(a)	On or after February 1, 2015, a Member may elect to:

(i)	reduce his future Salary and to have the amount of such reduction contributed to the Plan by the Company; and

(ii)
designate the contribution irrevocably, at the time of the election, as a Roth Contribution that is being made in lieu of all or a portion of the Regular Before-Tax Savings or Catch-Up Contributions the Member is otherwise eligible to make under Section 4.1(a) or (b), respectively, of the Plan.

(b)	Roth Contributions shall:

(ii)	be subject to the provisions of Sections 4.1(a) and (b) and Section 4.3 as if they were Before-Tax Savings;

(iii)	be includible in the Member’s income pursuant to section 402A of the Code;

(iv)	be accounted for separately in accordance with Section 8.2; and

(v)	together with any Regular Before-Tax Savings made on behalf of the Member, be subject to the limits imposed by Sections 4.1(c) and (d).

ARTICLE 5
COMPANY CONTRIBUTIONS

5.1	Company Matching Contributions
The Company, with respect to each eligible Member employed by it, shall contribute to the Trust a Company Matching Contribution in an amount equal to 50 percent of the Member’s Savings and Roth Contributions for each pay period; provided, however, that only the first 6 percent of the Member’s Salary will be eligible for such a Company Matching Contribution during each pay period so that the maximum Company Matching Contribution shall be 3 percent of the Member’s Salary. Company Matching Contributions will be applied first to a Member’s Before-Tax Savings. Any remaining Company Matching Contributions will be applied to the Member’s Roth Contributions and then to the Member’s After-Tax Savings.
Notwithstanding anything contained herein to the contrary, with respect to Plan Years beginning on and after January 1, 2012, if as of the last day of the Plan Year, the amount of Matching Contributions allocated to a Member for such Plan Year is less than 50 percent of the Member’s Savings and Roth Contributions up to 6 percent of the Member’s Salary for the Plan Year, the Company shall make a “true-up” Company Matching Contribution on behalf of such Member in an amount equal to the difference. The true-up Company Matching Contribution described in the preceding sentence shall also be made with respect to a Member who terminates employment during the Plan Year and such true-up Company Matching Contribution shall be made as soon as administratively practicable following the end of the calendar year in which the Member terminates employment.
Company Matching Contributions shall be credited to the Member’s Company Matching Account.

5.2	Company Non-Matching Contributions

(a)	Company Core Contributions
The Company shall contribute to the Trust Fund, with respect to each eligible Member employed by it, Company Core Contributions in the following amounts:

(i)
With respect to a Member whose age plus Service as of the first day of the Plan Year total less than 50, the Company shall make Company Core Contributions each pay period equal to 3 percent of the Member’s Salary for such pay period.

(ii)
With respect to a Member whose age plus Service as of the first day of the Plan Year total 50 or more, the Company shall make Company Core Contributions each pay period equal to 4 percent of the Member’s Salary for such pay period.

For purposes of the preceding provisions, a Member’s age and Service shall be calculated on a basis uniformly applicable to all Members similarly situated as established by the Benefits Administration Committee. Certain Members described in Appendix K are not eligible for Company Core Contributions.
Company Core Contributions shall be credited to the Member’s Company Core Account.

(b)	Special Company Contributions
The Company shall contribute to the Trust Fund, with respect to each eligible Member employed by it, Special DC Credit Contributions and Transition Credit Contributions pursuant to Appendix A.
Special DC Credit Contributions and Transition Credit Contributions shall be credited to the Member’s Special Company Contribution Account.

(c)	Special Transition Contributions
The Company shall contribute to the Trust Fund, with respect to each eligible Member employed by it, Special Transition Contributions pursuant to Appendix K.
Special Transition Contributions shall be credited to the Member’s Special Transition Contributions Account.

(d)	Qualified Nonelective Contributions
The Company may make “qualified nonelective contribution” to the Plan pursuant to the provisions of the Employee Plans Compliance Resolution System. Any such contributions shall be held in a separate account, which shall be considered an “Account” as defined in Section 2.1. Notwithstanding any Plan provision to the contrary, a Member may direct the investment of the amounts held in such separate account in the same manner as Special Company Contributions and all or a portion of such separate account shall be available for withdrawal under the provisions of Section 9.2 (as the last available source), provided the Member has attained age 59½ as of the proposed Withdrawal Valuation Date. If any account holding qualified nonelective contributions and associated investment gains or losses was transferred to the Plan from a Merged Frozen Plan, a Merged Hartzell Plan, a Merged Plan, or the Merged Bargained Plan, the funds in such account shall be held for the Member or Deferred Member in the separate account described in this paragraph.

5.3	Mode of Payment of Company Contributions
Company contributions under Sections 5.1 and 5.2 shall be made in cash.

5.4	Maximum Annual Additions.

(a)
The annual addition to a Member’s Accounts for any Plan Year, which shall be considered the “limitation year” for purposes of Section 415 of the Code, when added to the Member’s annual addition for that Plan Year under any other qualified defined contribution plan of the Company or any Associated Company, shall not exceed an amount which is equal to the lesser of (i) 100% of his Statutory Compensation for that Plan Year, or (ii) $40,000, as adjusted in accordance with Section 415(d) of the Code.

(b)
For purposes of this Section, the “annual addition” to a Member’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Company or an Associated Company shall be determined in accordance with (i) and (ii) below.

(i)
The annual addition shall include all of the following amounts that have been allocated to the Member’s Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a qualified defined benefit plan) maintained by the Company or an Associated Company:

(A)
the total Company contributions made on the Member’s behalf by the Company and all Associated Companies, including any Company Matching Contributions distributed or forfeited under the provisions of Section 4.1 or 4.5;

(B)
all Before-Tax Savings, Roth Contributions, and After-Tax Savings, including Before-Tax Savings and/or Roth Contributions distributed as excess contributions under Section 4.1(d) and After-Tax Savings distributed as excess aggregate contributions under the provisions of Section 4.5;

(C)	forfeitures, if applicable; and

(D)	solely for purposes of the dollar limit under clause (ii) of paragraph (a) above, amounts described in Sections 415(1)(1) and 419A(d)(2) of the Code allocated to the Member.

(ii)	The annual addition shall not include:

(A)	Rollover Contributions;

(B)	loan repayments made under Article 10;

(C)	Before Tax Savings and/or Roth Contributions distributed as excess deferrals under Section 4.1(c); and

(D)	Catch-Up Contributions.

(c)
To the extent that the annual additions to a Member’s Accounts exceed the limitation set forth in Section 415(c)(2) of the Code, corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any subsequent guidance. In the event that a Member of the Plan is a participant in any other defined contribution plan (whether or not terminated), maintained by the Company or any Associated Company, the total amount of annual additions to such Member’s accounts under all such defined contribution plans shall not exceed the limitations set forth in this Section 5.4. The Benefits Administration Committee, under uniform rules equally applicable to similarly situated Members, shall determine how to apply the provisions of this Section in order to satisfy the limitation. In making its decision, the Benefits Administration Committee shall take into account the applicable provisions of the other qualified defined contribution plans.

5.5	Contributions for a Period in Uniformed Services

(a)
Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified uniformed service duty will be provided in accordance with Section 414(u) of the Code. A Member who is reemployed and is credited with Service for the purpose of vesting because of a period of service in the uniformed services of the United

States may elect to contribute to the Plan the Before-Tax Savings and Roth Contributions (including Catch-Up Contributions) and/or After-Tax Savings that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Company throughout such period of absence (“make-up contributions”). For purposes of determining the amount of make-up contributions a Member may make, his Salary for the period of absence shall be deemed to be the rate of Salary he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Member’s Salary during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Any Before-Tax Savings, Roth Contributions, Catch-Up Contributions, and/or After-Tax Savings so determined shall be limited as provided in Sections 4.1(c), 4.1(d) and 4.5 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. The make-up contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Member’s Termination of Employment (unless he is subsequently rehired). The make-up period shall start on the later of (i) the Member’s date of reemployment, or (ii) the date the Benefits Administration Committee notifies the Employee of his rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made.

(b)
With respect to a Member who makes the election described in paragraph (a) above, the Company shall make Company Matching Contributions on the make-up contributions in the amount described in Section 5.1, as in effect for the Plan Year to which such make-up contributions relate. Company Matching Contributions under this paragraph shall be made to the Plan at the same time as Company Matching Contributions are required to be made for Before-Tax Savings, Roth Contributions, and/or After-Tax Savings made during the same period as the make-up contributions are actually made. Earnings (or losses) on Company Matching Contributions shall be credited commencing with the date the contributions are made. Any limitations on Company Matching Contributions described in Section 4.5 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c)
The Company shall make Company Core Contributions, Special Company Contributions, and Special Transition Contributions (and any other non-matching employer contributions that may have been required under a predecessor plan) (“make-up Company contributions”) in the amounts described in Section 5.2 (or the provisions of a predecessor plan) as in effect for the Plan Year to which such make-up Company contributions relate. For purposes of determining the amount of such make-up Company contributions, a Member’s Salary for the period of absence shall be deemed to be the rate of Salary he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Member’s Salary during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Make-up Company contributions under this paragraph shall be made as soon as practicable after the Member’s reemployment and shall be deemed to have been made to the Plan at the same time as such contributions would have been made but for the Member’s absence. Earnings (or losses) on make-up Company contributions shall be credited commencing with the date the make-up Company contributions are made.

(d)
All contributions under this Section, other than make-up Catch-Up Contributions, are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 5.4 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

(e)
Notwithstanding any other provisions of this Section, the maximum amount of make-up contributions made by or on behalf of a Member shall be reduced by the actual amount of Company Core Contributions, Special Company Contributions, Special Transition Contributions, Before-Tax Savings and Roth Contributions (including Catch-Up Contributions), After-Tax Savings, and Company Matching Contributions, as applicable, made by or on behalf of the Member during his period of service in the uniformed services as a result of differential wage payments (as defined in Section 3401(h) of the Code) that were made to the Member or for any other reason.

5.6	Return of Contributions

(a)
If the Commissioner of Internal Revenue, on timely application made after the initial establishment of the Plan, determines that the Plan is not qualified under Section 401(a) of the Code or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Company’s contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Company. The return shall be made within one year after the denial of qualification. The provisions of this paragraph shall apply only if the application for the determination is made by the date prescribed by the Secretary of the Treasury.

(b)
If all or part of the Company’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions made by the Company are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(c)
The Company may recover, without interest, the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(d)
In the event that Before-Tax Savings made under Section 4.1(a) and/or Roth Contributions made under Section 4.7 are returned to the Company in accordance with the provisions of this Section, the elections to reduce Salary that were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Before-Tax Savings and/or Roth Contributions so returned shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Before-Tax Savings and/or Roth Contributions to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.

5.7	Contributions Not Contingent Upon Profits
The Company may make contributions to the Plan without regard to the existence or the amount of current and accumulated Company earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a “profit-sharing plan” for all purposes of the Code.

ARTICLE 6
VESTED SHARE OF ACCOUNTS

6.1	Full Vesting of all Accounts in Plan
Except as provided otherwise in Appendix I, J, K, or L, a Member shall at all times be 100 percent vested in, and have a nonforfeitable right to, his Accounts in the Plan.

ARTICLE 7
INVESTMENT OF CONTRIBUTIONS

7.1	Investment Funds

(a)	Accounts in the Plan shall be invested by the Trustee in one or more Investment Funds as authorized by the PFTIC. Such Investment Funds shall include:

(iv)	the ITT Stock Fund;

(v)	such Target Retirement Funds as the PFTIC shall select; and

(vi)	for such period after October 31, 2011 as shall be determined by the PFTIC, the Exelis Stock Fund and the Xylem Stock Fund.
Such Investment Funds may also include equity funds, international equity funds, fixed income funds, money market funds, and other funds as the PFTIC elects to offer.

(b)	In addition to the Investment Funds selected by the PFTIC, a Member may establish a self-directed brokerage account (“SDA”), subject to the following terms and conditions:

(i)	Common stock of ITT is not a permitted investment in the SDA.

(ii)
Account fees associated with a Member’s SDA, as well as commissions, special handling fees, and any other transaction charges associated with transactions in the Member’s SDA will be charged to the Member’s SDA.

(c)
In any Investment Fund, the Trustee temporarily may hold cash or make short-term investments in obligations of the United States Government, commercial paper, an interim investment fund for tax-qualified employee benefit plans established by the Trustee, unless otherwise provided in the applicable trust agreement or by applicable law, or other investments of a short-term nature. Notwithstanding the foregoing, the Trustee in its discretion may hold such amounts in cash, consistent with its obligations as Trustee, as it deems advisable in accordance with the provisions of the trust agreement.

(d)
For the purpose of determining the value of ITT Stock, Exelis Stock, or Xylem Stock hereunder, in the event such stock is traded on a national securities exchange, such stock shall be valued as of the closing quoted selling price of such stock on the New York Stock Exchange composite tape on the business day such stock is delivered to the Trustee. In the event such ITT Stock, ITT Exelis Stock, or Xylem Stock is not traded on a national securities exchange, such shares shall be valued in good faith by an independent appraiser selected by the Trustee and meeting requirements similar to those in the regulations prescribed under Section 170(a)(1) of the Code.

(e)
The Plan is intended to constitute a plan described in Section 404(c) of ERISA. Consequently, each Member is solely responsible for the selection of his investment options. The Trustees, the Benefits Administration Committee, the Company, the PFTIC, and the officers, supervisors, and other employees of the Company are not empowered to advise a Member as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund.

(f)
The Trustee, or such other custodian as the PFTIC may designate, shall maintain the ITT Stock Fund. It is specifically contemplated that the ITT Stock Fund will operate as an employee stock ownership plan (“ESOP”) that is designed to invest primarily in ITT Stock, within the meaning of Section 4975(e)(7) of the Code. Consistent with the ITT Stock Fund’s status as an ESOP, the Trustee may keep such amounts of cash, securities or other property as it, in its sole discretion, shall deem necessary or advisable as part of the Trust Fund, all within the limitations specified in the trust agreement.

(g)
Dividends, interest, and other distributions received on the assets held by the Trustee in respect to the Investment Funds shall be reinvested in the respective Investment Fund, provided, however, with respect to the ITT Stock Fund, dividends, interest, and other distributions received on the assets held by the Trustee in respect to the ITT Stock Fund shall be reinvested in the ITT Stock Fund, except as otherwise may be provided in Section 8.8 with respect to dividends on ITT Stock.

7.2	Investment of Contributions
Subject to special provisions described in Appendices J, K, and L for certain prior participants in the Merged Plans, the Merged Bargained Plan, and the Merged Hartzell Plans, respectively, contributions under the Plan shall be invested by the Trustee as follows:

(a)
Subject to the following provisions of this Section 7.2, a Member shall make one investment election, in multiples of 1%, covering his Savings, Roth Contributions, Company Matching Contributions, Company Core Contributions, Special Company Contributions, and Special Transition Contributions made to his Accounts, to have such amounts invested in any one or more of the Investment Funds. If no investment election is made, such contribution shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC), unless and until the Member elects to have all or part of his contributions invested in or transferred to other funds pursuant to Sections 7.3 and 7.4.

(b)
A Member cannot elect to direct the investment of any contributions into the Exelis Stock Fund or the Xylem Stock Fund prospectively. Amounts invested in the Exelis Stock Fund or the Xylem Stock Fund as a result of the restructuring of ITT coincident with the establishment of the Plan are the only amounts that may be invested in such funds. A Member may elect at any time to direct the amounts invested in the Exelis Stock Fund or the Xylem Stock Fund into any other Investment Fund in the Plan, subject to the provisions of this Section 7.2 and Section 7.4.

(c)
Except as provided in Section 7.4(d), no more than 20% of a Member’s Accounts may be invested in the ITT Stock Fund. A Member’s investment election with respect to future contributions cannot direct more than 20% to be invested in the ITT Stock Fund.

(d)	Contributions may not be initially invested in a Member’s SDA. Any amounts to be invested in a Member’s SDA must be transferred into the SDA pursuant to Section 7.4.

(e)
A Member making a Rollover Contribution pursuant to Section 4.4 or a transfer contribution pursuant to Section 4.6 may make a separate initial investment election under this Section 7.2. Such Rollover Contribution or transfer contribution shall be invested, in multiples of 1%, in any one or more of the Investment Funds as elected by the Member. Notwithstanding the preceding sentence, Rollover Contributions or transfer contributions may not be initially invested in the ITT Stock Fund, the Exelis Stock Fund, Xylem Stock Fund, or a Member’s SDA. A Member may subsequently transfer or reallocate his Rollover Contributions or transfer contributions to the ITT Stock Fund or the Member’s SDA pursuant to Section 7.4. If a Member has not made an election with respect to the initial investment of his Rollover Contributions or transfer contributions under Section 4.6, such Rollover Contributions or transfer contributions shall be invested in the Target Retirement Fund that is appropriate based on the Member’s year of birth (or such other Investment Fund as may be designated by the PFTIC).

(f)
A Member may enroll in a managed account program under which investment professionals will monitor the Member’s Plan Accounts and manage all investment elections and transactions. The terms of the program shall supersede any contrary provisions of this Plan with respect to Members enrolled therein and any fees charged to the Member will be determined under the terms of the program.

(g)
A Member’s Prior ESOP Account shall be invested entirely in the ITT Stock Fund, Exelis Stock Fund, and Xylem Stock Fund, as applicable, except when a Member elects to have all or part of his Prior ESOP Account transferred to or invested in another Investment Fund pursuant to this Article 7.

7.3	Changes in Investment Election for Future Contributions
On any business day, by making an election in a form or manner approved by the Benefits Administration Committee for such purpose, a Member may change his investment election within the limitations set forth in Section 7.2 with respect to future Savings, Roth Contributions, Company Matching, Company Core, Special Company Contributions, and Special Transition Contributions to be made for any payroll deposited with the Trustee on or after the effective date of such notice. The effective date of such election shall be the business day following the date of the election. A Member shall be permitted to make only one investment election, covering his Savings, Roth Contributions, Company Matching, Company Core, Special Company Contributions, and Special Transition Contributions. A separate election may be made for future Rollover Contributions or transferred contributions made under Section 4.6.

7.4	Redistribution of Investments
Members and Deferred Members may redistribute their investments as follows:

(a)
On any business day, by making an advance election in a form or manner approved by the Benefits Administration Committee for such purpose, a Member or Deferred Member may elect to reallocate (or transfer, as the case may be) on any Valuation Date all or part, in multiples of 1%, all of his Accounts among the Investment Funds, provided however no more than 20% of a Member’s Accounts may be invested in the SDA or the ITT Stock Fund after such reallocation or transfer and no amounts may be reallocated or transferred into the Exelis Stock Fund or the Xylem Stock Fund, except as provided in Section 7.4(d). The reallocation or transfer shall be effective as soon as administratively practicable after the Valuation Date.

(b)	The PFTIC may establish such rules and restrictions regarding the redistribution of investments as it deems appropriate, including restrictions on the maximum number of transfers in a calendar month.

(c)
Any amounts invested in a fund of guaranteed investment contracts or an investment fund covered by a prospectus or other document of similar import or effect shall be subject to any and all terms of such contracts, prospectus or other documents of similar import or effect, including any limitations therein placed on the exercise of any rights otherwise granted to a Member or Deferred Member under any other provisions of this Plan with respect to such amounts.

(d)	No more than 20% of a Member’s Accounts may be invested in the ITT Stock Fund. Notwithstanding the preceding sentence:

(i)
a Member with more than 20% of his Accounts invested in the ITT Stock Fund under the ISP on October 31, 2011 (or such other date as may be designated by the PFTIC) may elect to direct that amounts invested in the Exelis Stock Fund and/or the Xylem Stock Fund be transferred to the ITT Stock Fund without regard to the 20% limit, provided however that such Member may not make any further investments in, or transfers into, the ITT Stock Fund until the 20% limitation described in the preceding sentence has been complied with.

(ii)
a Member with more than 20% of his accounts invested in a Merged Plan as of January 1, 2009, in the Merged Bargained Plan as of February 1, 2010, or in a Merged Frozen Plan as of October 31, 2011, shall not be required to transfer such pre-January 1, 2009, pre-February 1, 2010, or pre-October 31, 2011 (as applicable) account balance in excess of 20% out of the ITT Stock Fund. If any such Member has 20% or more of his Accounts invested in the ITT Stock Fund, (A) no amounts can be transferred or reallocated from another Investment Fund under the Plan to the ITT Stock Fund, and (B) no future Company contributions can be invested in the ITT Stock Fund.

7.5	Valuation Date
The Valuation Date applicable with respect to reallocations made in accordance with Section 7.4 shall be the business day such election is received and processed by the Savings Plan Administrator or its designee and shall not be later than the next business day following the day on which the Member’s completed request is received and processed by the Savings Plan Administrator or its designee.

7.6	Voting of ITT Stock
Each Member, Deferred Member, or Beneficiary (in the event of the death of the Member or Deferred Member) is, for the purposes of this Section 7.6, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to the shares of ITT Stock allocated to his Accounts, determined as herein described. Each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) may direct the Trustee as to the manner in which the ITT Stock allocated to his Accounts, determined as herein described, is to be voted. An individual’s proportionate share of the ITT Stock Fund as to which he holds fiduciary status for voting purposes shall be determined at the time such voting rights are exercisable by multiplying the number of shares credited at that time to such portion by a fraction, the numerator of which is the value (as of the Valuation Date designated by the Benefits Administration Committee for this purpose) of that part of the individual’s Accounts invested in the ITT Stock Fund with respect to which the individual provides instructions to the Trustee and the denominator of which is the aggregate value of all amounts allocated to that part of all Member Accounts which is invested in the ITT Stock Fund for which instructions are provided to the Trustee. Before each annual or special meeting of shareholders of ITT, each Member, Deferred Member, and Beneficiary shall be furnished with information regarding how to obtain a copy of the proxy solicitation material for such meeting and the form requesting instructions to the Trustee on how to vote the ITT Stock allocated to such Member’s, Deferred Member’s and Beneficiary’s Accounts. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. In lieu of voting fractional shares as instructed by Members, Deferred Members, or Beneficiaries, the Trustee may vote the combined fractional shares of ITT Stock to the extent possible to reflect the directions of Members, Deferred Members, or Beneficiaries with allocated fractional shares of each class of stock. The Trustee shall vote shares of ITT Stock allocated to Accounts under the Plan but for which the Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of ITT Stock in the Accounts in the respective funds with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in such form and pursuant to such regulations as the Benefits Administration Committee may prescribe.
Any instructions received by the Trustee from Members, Deferred Members, and Beneficiaries regarding the voting of ITT Stock shall be confidential and shall not be divulged by the Trustee to the Company, or to any director, officer, employee or agent of the Company, it being the intent of this provision of this Section 7.6 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the voting instructions given by any Member, Deferred Member, or Beneficiary.
In the event of a tender or exchange offer, the provisions of Article 15 shall control, rather than this Section.

7.7	Blackout Periods
Notwithstanding any provision of the Plan to the contrary, when required for administrative reasons, the Benefits Administration Committee may temporarily suspend, limit, or restrict the rights of Members, Deferred Members, Beneficiaries or alternate payees (as applicable) to direct or diversify the investment of some or all of their Accounts, to obtain loans from the Plan, and to obtain distributions (including in-service withdrawals) from the Plan. The number and length of such suspensions and the imposition of such limitations or restrictions shall be limited to the greatest extent practicable. Any suspension, limitation or restriction of rights under this Section shall comply with all applicable law and any guidance issued thereunder and may be imposed only if the Benefits Administration Committee timely provides notice of the suspension, limitation or restriction of such rights, as required by Section 101 of ERISA, any guidance issued thereunder, and any other applicable law.

7.8	Diversification Requirements
The Plan shall comply with the diversification requirements of Section 401(a)(35) of the Code and regulations thereunder with respect to amounts invested in the ITT Stock Fund. In this respect, available investment options other than the ITT Stock Fund into which amounts invested in the ITT Stock Fund may be reallocated at the election of the Member, Deferred Member, or Beneficiary shall include no fewer than three investment options, each of which shall be diversified and have materially different risk and return characteristics (within the meaning of applicable regulations). In addition, the opportunity to make such reallocation from the ITT Stock Fund to such other investment options shall be reasonable and periodic, occurring not less frequently than quarterly, and no direct or indirect restrictions or conditions that are prohibited under Section 401(a)(35)(D)(ii)(II) of the Code and regulations thereunder shall be imposed.

ARTICLE 8
CREDITS TO MEMBERS’ ACCOUNTS, VALUATION AND
ALLOCATION OF ASSETS

8.1	Before-Tax Savings, After-Tax Savings and Rollover Contributions
Before-Tax Savings, After-Tax Savings and Rollover Contributions (other than Roth Rollover Contributions) made on behalf of or by a Member shall be allocated to the Before-Tax Account, After-Tax Account or Rollover Account of such Member, as appropriate, as soon as practicable after such contributions are transferred to the Trust Fund.

8.2	Roth Contributions and Roth Rollover Contributions
Roth Contributions and Roth Rollover Contributions made on behalf of or by a Member shall be allocated to the Roth Account and Roth Rollover Account, respectively, of such Member, as soon as practicable after such contributions are transferred to the Trust Fund.

8.3	Company Matching Contributions
Company Matching Contributions made for a Member shall be allocated to the Company Matching Account of such Member, as soon as practicable after such contributions are made to the Trust Fund.

8.4	Company Core Contributions, Special Company Contributions, and Special Transition Contributions
Company Core Contributions made for a Member shall be allocated to the Company Core Account of such Member, as soon as practicable after such contributions are made to the Trust Fund. Special Company Contributions made for a Member shall be allocated to the Special Company Contribution Account of such Member, as soon as practicable after such contributions are made to the Trust Fund. Special Transition Contributions made for a Member shall be allocated to the Special Transition Contributions Account of such Member, as soon as practicable after such contributions are made to the Trust Fund.

8.5	Credits to Members’ Accounts
At the end of each business day in which the Plan is in effect and operation, the amount of each Member’s credit in each of the Investment Funds shall be expressed and credited in dollars of contributions by the Member and Company allocated to a Member’s Accounts for such day. For purposes of this Article 8, “business day” means each day on which the New York Stock Exchange or any successor to its business is open for trading or such other day(s) as may be designated by the PFTIC.

8.6	Valuation of Assets
At the end of each business day, the Trustee shall determine the total fair market value of all assets then held by it in each Investment Fund. The Benefits Administration Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

8.7	Allocation of Assets
At the end of each business day when the value of all assets in each Investment Fund has been determined pursuant to Section 8.6, the Trustee shall determine the gain or loss in the value of such assets in each of the Investment Funds. Such gain or loss shall be allocated pro rata by Investment Fund to the balances credited to the Accounts of all Members and Deferred Members as of such business day.

8.8	Dividends Paid with respect to Stock in the ESOP
Dividends with respect to Exelis Stock and Xylem Stock shall be reinvested in the Exelis Stock Fund and Xylem Stock Fund, respectively. Dividends with respect to ITT Stock shall be subject to the following provisions:

(a)	Dividend Election
A Member or Deferred Member may elect, with respect to a dividend paid on ITT Stock in the ESOP as of the record date of such dividend, to have the dividend either distributed in cash to the Member or Deferred Member or reinvested in shares of ITT Stock, provided however that if the amount of dividends to be paid to the Member or Deferred Member is ten dollars or less, said dividends shall be automatically reinvested in shares of ITT Stock. The Savings Plan Administrator shall prescribe rules regarding the timing and manner of a dividend election.

(b)	Default Election
In the absence of an affirmative dividend election, the Member or Deferred Member shall be deemed to have elected to have the dividend reinvested in ITT Stock.

(c)	Effect and Duration of Election
An election made in accordance with (a) or (b) above shall remain in effect until changed by the Member or Deferred Member in accordance with the rules established by the Savings Plan Administrator. The election shall apply to all dividends with a record date on or after the election date.
A Member or Deferred Member may change his dividend election at any time in the manner prescribed by the Savings Plan Administrator.
Notwithstanding any provision of this Section to the contrary, in the event that two or more dividend checks payable to a Member or Deferred Member remain uncashed at one time, that action shall be deemed as an election by the Member or Deferred Member to have his dividends reinvested in ITT Stock in the Plan and the Savings Plan Administrator shall reinvest any further dividends payable to the Member or Deferred Member until the Member or Deferred Member cashes the outstanding checks and makes another affirmative election to receive his dividends in cash.

(d)	Cash Payment

Dividends elected to be paid in cash shall be distributed to the Member or Deferred Member as soon as administratively practicable after the dividend is received by the Trustee in the Trust Fund. The amount of cash dividends distributed shall be reduced by the amount of any losses attributable to such dividends while held in the Trust Fund. No earnings attributable to such dividends shall be distributed.

ARTICLE 9
WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

9.1	General Conditions for Withdrawals
At any time before Termination of Employment, a Member may request a withdrawal from his Vested Share of his Accounts by submitting to the Savings Plan Administrator or its designee an election in a form or manner approved by the Benefits Administration Committee, and shall conform to the standards set by the Benefits Administration Committee, if any, regarding minimum and maximum amounts of withdrawals. Any such withdrawal shall be in accordance with the conditions of Section 9.2 or Section 9.3. For purposes of this Article 9, a Member’s Accounts shall be valued as of the applicable Withdrawal Valuation Date. Amounts to be distributed to Members will not participate in the investment experience of the Plan after the Withdrawal Valuation Date. Such amounts generally will be paid as soon as administratively possible following the Withdrawal Valuation Date. Except where specifically provided otherwise, Savings and Roth Contributions by the Member under the Plan may be continued without interruption.

9.2	Withdrawals from Certain Accounts
Subject to the provisions of Section 9.1, a Member (but not a Deferred Member) can withdraw amounts in any whole dollar amount or percentage less than or equal to the described value of his Vested Share of the following Accounts; provided, however, that the full withdrawable amount from each source from (a) through (h) below must be withdrawn before any amount can be withdrawn from the source next following on the list of sources from (a) through (h) below:

(a)	all or a portion of his After-Tax Account;

(b)	all or a portion of his Prior Plan Account;

(c)	all or a portion of his Rollover Account;

(d)	all or a portion of his Prior ESOP Account;

(e)
all or a portion of his Company Floor Account, Merged Employer Contributions Account, Merged Bargained Plan Matching Employer Contributions Account, Merged Matching Employer Contributions Account, and Prior Company Matching Account;

(f)	all or a portion of his Company Matching Account provided the Member has attained age 59½ as of the proposed Withdrawal Valuation Date;

(g)	all or a portion of his Company Core Account provided the Member has attained age 59½ as of the proposed Withdrawal Valuation Date; and

(h)	all or a portion of his Special Company Contribution Account or Special Transition Contributions Account provided the Member has attained age 59½ as of the proposed Withdrawal Valuation Date.
Withdrawals will be deemed to be deducted from each of the Investment Funds described in Article 7 on a pro rata basis, provided, however, that no amount shall be deemed to be deducted from the ITT Stock Fund until all amounts have been withdrawn from all of the other Investment Funds, and provided further that amounts invested in a Member’s SDA are not available as a source of any withdrawals described herein. Notwithstanding the foregoing, however, a Member may reallocate his balance in the SDA to the other Investment Funds in the Plan as provided in Article 7 and such Investment Funds (other than the ITT Stock Fund) may then be available as a source for withdrawals in accordance with the provisions of this Article 9.

9.3	Withdrawal from Before-Tax Account, Roth Account, or Roth Rollover Account

(a)
Subject to the provisions of Sections 9.1, a Member who, as of a Withdrawal Valuation Date, (i) has attained age 59½, (ii) has established a Total and Permanent Disability, (iii) has become eligible for a qualified reservist distribution as provided in Section 401(k)(2)(B)(i)(V) of the Code, or (iv) is deployed in the uniformed services as provided in Section 414(u)(12) of the Code may withdraw all or any portion of his Before-Tax Account, Roth Account, or Roth Rollover Account. If a Member takes a withdrawal pursuant to (iv) above, the Member may not make Before-Tax Savings, Roth Contributions, or After-Tax Savings under the Plan during the six-month period beginning on the date of the withdrawal.

(b)
Subject to the provisions of Section 9.1, a Member who has not qualified for a withdrawal under Section 9.3(a) as of a Withdrawal Valuation Date and who has withdrawn all amounts available under Section 9.2 may withdraw all or a portion of his Before-Tax Account, Roth Account, and/or Roth Rollover Account (except for the portion that represents investment earnings credited to his Before-Tax Account and/or Roth Account, as applicable) provided he has an immediate and heavy financial need and the withdrawal is necessary to satisfy such need, as provided below. If a Member has not withdrawn all amounts available under Section 9.2, he must take a separate withdrawal of the amounts available under Section 9.2 and that withdrawal shall not be treated as a withdrawal due to hardship.

(vi)
As a condition for receiving a withdrawal pursuant to the provisions of this Section 9.3(b), there must exist with respect to the Member an immediate and heavy financial need to draw upon his Accounts. For purposes of this subparagraph (b), the Benefits Administration Committee shall presume the existence of an immediate and heavy financial need if the requested withdrawal is on account of any of the following:

(A)
expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

(B)	costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

(C)
payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Member, his spouse, children or dependents (as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(D)	payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence;

(E)	payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(F)
expenses for the repair of damages to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of the Member’s adjusted gross income); or

(G)
the inability of the Member to meet such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

The amount of the withdrawal may not be in excess of the amount of the financial need of the Member, including an additional amount equal to 20 percent of the amount otherwise needed to satisfy such financial need to pay any federal, state, or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution.

(vii)
As a condition for receiving a withdrawal pursuant to the provisions of this Section 9.3(b), the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in (i) above. For purposes of this subparagraph, the Benefits Administration Committee shall presume that the withdrawal is necessary to satisfy the immediate and heavy financial need if the following requirements are met:

(A)
The Member has obtained all distributions (other than hardship distributions) available under all other retirement plans maintained by the Company and all Associated Companies, including this Plan and including distribution of all cash dividends currently available to the Member under Section 8.8 of the Plan and all non-taxable loans available under all retirement plans maintained by the Company and all Associated Companies, including this Plan, provided that the loan repayments do not result in an additional financial hardship for the Member.

(B)
The Member agrees to cease all Before-Tax Savings, Roth Contributions, and After-Tax Savings under this Plan and under any other plans of the Company or of any Associated Company for a period of not less than six months following the hardship withdrawal.

The Benefits Administration Committee or its designee shall make determinations of financial hardship in a uniform and nondiscriminatory manner, with reference to all the relevant facts and circumstances and in accordance with applicable tax law under Section 401(k) of the Code.

9.4	Form of Payment
Withdrawal payments shall be made in the form of cash, except that the Member may request to receive the portion of his Accounts invested in the ITT Stock Fund to be paid in shares of ITT Stock, with any fractional shares being paid in cash.

9.5	Death after Withdrawal Election
If a Member elects a withdrawal and dies after the issuance of the check(s) or shares of ITT Stock comprising such withdrawal but prior to negotiation of such check(s) comprising all or a portion of such distribution, then any unpaid cash portion of the withdrawal as represented by the non-negotiated check(s) shall be paid to his estate. If more than one check comprises such withdrawal and the Member negotiates the first check but dies prior to the issuance of any subsequent check, then any subsequent check shall be paid to his estate. If a Member elects a withdrawal and dies prior to the issuance of any check(s) or shares of ITT Stock comprising such withdrawal, then the withdrawal election shall be voided.

9.6	Direct Rollover
Certain withdrawals or portions thereof paid pursuant to this Article 9 may be “eligible rollover distributions” as defined and discussed in Section 11.7 and are governed with respect thereto by such Section.

ARTICLE 10
LOANS

10.1	General Conditions for Loans
Subject to the restrictions in this Article 10, at any time before Termination of Employment, a Member may file an application in a form or manner approved by the Benefits Administration Committee requesting a loan from his Accounts. By filing the loan forms, the Member:

(a)	specifies the amount and the term of the loan;

(b)	agrees to the annual percentage rate of interest;

(c)	agrees to the finance charge;

(d)	promises to repay the loan; and

(e)	authorizes the Company to make regular payroll deductions to repay the loan, with the loan repayments computed based on the frequency of the Member’s payroll payments.
The Member shall certify in such application as to the existence and amount of any outstanding loans (including any loans deemed distributed) from any qualified plans maintained by the Company and all Associated Companies.
If at the time a loan is to be issued to a Member a prior loan has been deemed distributed to the Member and not repaid, a new loan may only be issued to a Member if the Member repays the unpaid loan balance, including accrued interest to the date of repayment.
To the extent required by law and under such rules as the Benefits Administration Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee who maintains an account balance under the Plan and who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

10.2	Amounts Available for Loans
A Member may request a loan in any specified whole dollar amount which must be at least $1,000 but which, when added to the outstanding balance of any other loans to the Member from this Plan or any other qualified plan of the Company or any Associated Company, including the amount of any unpaid deemed loan distribution and accrued interest thereon, does not exceed the lesser of:

(a)	50% of his Vested Share of his Accounts; or

(b)
$50,000, reduced by the excess of (i) the Member’s highest outstanding loan balance(s) from this Plan or any other plan sponsored by the Company or any Associated Company, if any, during the one-year period ending on the day before the day the loan is made, over (ii) the outstanding balance of loans to the Member from such plans on the date on which the loan is made.

For purposes of determining amounts actually available for loans, a Member's Accounts shall be determined based on the Loan Valuation Date at the time he files his loan request with the Savings Plan Administrator or its designee.

10.3	Account Ordering for Loans
For purposes of processing a loan, the amount of such loan will be deducted from the Member’s Accounts in the order set by the Benefits Administration Committee under loan rules.
A loan is deducted from a Member’s Accounts as of the Loan Valuation Date. Amounts so deducted and distributed to a Member as a Plan loan will not participate in the investment experience of the Plan except as such amounts are repaid to the Member’s Accounts. Loans will be deemed to be deducted from each of the Investment Funds on a pro rata basis, provided, however, that no amount shall be deemed to be deducted from the ITT Stock Fund until all amounts have been withdrawn from all of the other Investment Funds, and provided further that amounts invested in a Member’s SDA are not available as a source of any loans described herein. Notwithstanding the foregoing, however, a Member may reallocate his balance in the SDA to the other Investment Funds and such Investment Funds may then be available as a source for loans.

10.4	Interest Rate for Loans
The Benefits Administration Committee shall establish and communicate to Members a reasonable rate of interest for loans commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, as determined by the Benefits Administration Committee, which interest rate shall remain in effect for the term of the loan, except that with respect to a Member who enters the uniformed services of the United States, the Member may elect to have the interest rate applicable to the unpaid loan balance during the period of leave reduced to 6%.

10.5	Term and Repayment of Loan

(a)
The term of any loan shall be for a period of from 1 to 60 whole months, at the election of the Member, provided that a Member who is using a loan to acquire his own principal residence may elect to repay a loan over a period of whole months between 1 and 180. Except as provided in (b) or (c) below, payments of principal and interest will be made by after-tax payroll deductions or in a manner agreed to by the Member and the Benefits Administration Committee in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period. A Member who is actively employed by the Company cannot elect to cease payroll deductions for repayment of a loan. Except as set forth below with respect to Members who enter the uniformed services of the United States, no extension of the loan term shall be permitted after the loan is made. Repayment of the loan is made to the Member’s Accounts from which the loan amount was deducted in the inverse order to the Account Ordering for Loans described in Section 10.3; provided, however, that if a Member’s loan is funded in part by an amount attributable to his Roth Account and/or Roth Rollover Account, a proportionate share of each of the Member’s loan payments shall be allocated to the Member’s Roth Account and/or Roth Rollover Account, as applicable. Repayments are invested in the Member’s Accounts in accordance with his current investment election. Loan repayments are not credited with investment experience under the Plan until the first business day following the day on which such repayments are received by the Trust Fund.

(b)
If a Member with an outstanding loan takes a leave of absence to enter the uniformed services of the United States, and such Member will receive military differential wage payments (as defined in Section 3401(h) of the Code) in an amount equal to or greater than his loan repayment, his after-tax payroll deduction loan repayments shall continue during such leave of absence. If a Member with an outstanding loan takes a leave of absence to enter the uniformed services of the United States and such Member will not receive military differential wage payments sufficient to cover his loan repayments, his after-tax payroll deduction loan repayments shall be suspended during the period of leave unless the Member elects to make payments directly by certified check or money order. If payments are suspended, upon the Member’s reemployment from the uniformed services, the period of repayment shall be extended by the number of months of the period of service in the uniformed services or, if greater, the number of months that would remain if the original loan term were five years plus the number of months in the period of absence; provided, however, if the Member incurs a Termination of Employment and requests a distribution pursuant to Article 11, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article 11. The Member shall resume payments in the same amount as before the leave with the balance of the loan (including any interest that accrued during the period of uniformed service) due upon the expiration of the repayment period. Alternatively, the Member may elect to have the remaining balance (including any interest that accrued during the period of uniformed service) reamortized in substantially level installments over the extended term of the loan.

(c)
If a Member with an outstanding loan takes an authorized leave of absence without pay or reduced pay that is less than the required loan payments, for reasons other than to enter the uniformed services of the United States, the Member shall pay any loan payments that become due during such leave directly to the Plan, in the form and manner and at such time as may be prescribed by the Benefit Administration Committee.

10.6	Frequency of Loan Requests
A Member may have no more than two loans outstanding at any time. Each loan shall be evidenced by a promissory note payable to the Plan.

10.7	Prepayment of Loans
A Member may prepay the entire outstanding balance of a loan, with interest to date of prepayment except as provided under Section 10.8, at any time. Partial prepayments are not permitted.

10.8	Outstanding Loan Balance at Termination of Employment
Upon a Member’s Termination of Employment, the Deferred Member may continue to make periodic repayments of his outstanding loans provided that his Accounts plus his loan balance at the time of his Termination of Employment is greater than $5,000, and provided further that if the Deferred Member requests a distribution of his remaining Accounts pursuant to Article 11, the unpaid loan balance shall be treated as an offset distribution. Effective with loans approved on or after January 1, 2014, a Member will no longer be permitted to continue to make loan repayments after the Member’s Termination of Employment.
If a Deferred Member fails to pay the loan balance in full or make loan repayments in accordance with Section 10.5, the Benefits Administration Committee may execute upon its security interest in the Member’s Accounts under the Plan to satisfy the debt; provided, however, the Plan shall not levy against amounts held in the Member’s Accounts until such time as a distribution of such Accounts could otherwise be made under the Plan.

10.9	Loan Default
Under certain circumstances, including, but not limited to, a Member’s failure to make timely loan repayments, the Benefits Administration Committee may declare the Member’s loan to be in default. If a Member’s loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member’s Accounts under the Plan to satisfy the debt; provided, however, the Plan shall not levy against amounts held in the Member’s Accounts until such time as a distribution of such Accounts could otherwise be made under the Plan.

10.10	Incorporation by Reference
Any additional rules or restrictions as may be necessary to implement and administer Plan loans shall be in writing and communicated to Members. Such further documentation is hereby incorporated into the Plan by reference, and, pursuant to Section 13.3, the Benefits Administration Committee is hereby authorized to make such revisions to these rules, as it deems necessary or appropriate on the advice of counsel.

10.11	Death after Loan Application
If a Member applies for a loan and dies after a check for the loan amount has been issued but prior to negotiation of the check, then the loan shall be paid to his estate or voided, at the option of the Benefits Administration Committee. If a Member applies for a loan and dies before the check for the loan amount is issued, then the loan application shall be voided.

10.12	Transfer of Loans
The Benefits Administration Committee may designate that the Plan will accept the transfer of a loan from another qualified retirement plan on behalf of a Member who becomes an Employee as a result of an acquisition by ITT or the Company. Loans were transferred for prior participants in the Merged Frozen Plans, the Merged Plans, the Merged Bargained Plan, and the Merged Hartzell Plans as set forth in Appendices I, J, K, and L, respectively.

ARTICLE 11
DISTRIBUTIONS

11.1	General

(a)
Upon Termination of Employment, a Member may apply for distribution of the value of his Vested Share of his Accounts. Alternatively, upon Termination of Employment, a Member whose Vested Share of his Accounts exceeds $5,000 may elect to defer distribution of his Vested Share of his Accounts until December 31 of the year in which he attains age 70½. If a Member terminates employment with no Vested Share in his Accounts, he shall be deemed to have received a full distribution of his benefit at the time of his Termination of Employment. If a Member whose Vested Share of his Accounts exceeds $5,000 does not apply for a distribution of his Vested Share of his Accounts within 90 days of his Termination of Employment, he shall be deemed to be a Deferred Member. A Deferred Member may elect a partial distribution of any portion of his Vested Share of his Accounts in a lump sum amount at any time, and from time to time, after his Termination of Employment, provided said Deferred Member is not receiving installment payments pursuant to an election under Section 11.3. All distributions under this Section 11.1(a) will be deemed to be deducted from each of the Deferred Member’s Investment Funds on a pro rata basis, provided, however, that no amount shall be deemed to be deducted from the ITT Stock Fund until all amounts have been withdrawn from all of the other Investment Funds, and provided further that amounts invested in an SDA are not available as a source of any partial distributions described herein. Notwithstanding the foregoing, however, a Deferred Member may reallocate the balance in his SDA to other Investment Funds in the Plan as provided in Article 7 and such Investment Funds may then be available as a source for partial distributions under this Section.

(b)	Upon the death of a Member or Deferred Member, the value of the Vested Share of such Member’s or Deferred Member’s Accounts shall be distributed to his Beneficiary, subject to the following:

(i)
If the Member’s or Deferred Member’s Beneficiary is not the spouse of such Member or Deferred Member, the Vested Share of the Member’s or Deferred Member’s Accounts shall be distributed to the Beneficiary in accordance with said Beneficiary’s election under Section 11.3; provided the entire value of the Vested Share of the Member’s Accounts is distributed no later than five years from the Member’s or Deferred Member’s date of death. Such nonspouse Beneficiary may also elect partial distributions of the Member’s benefit in lump sums from time to time during this five-year period, provided that the entire value of the Vested Share of the Member’s Accounts is distributed no later than five years from the Member’s or Deferred Member’s date of death.

(ii)
If the Member’s or Deferred Member’s Beneficiary is his spouse and the value of the Accounts to be distributed to the spouse Beneficiary exceeds $5,000, such spouse Beneficiary may elect to defer receipt of the Member’s or Deferred Member’s Accounts until the December 31 Valuation Date of the year in which the Member or Deferred Member would have reached age 70½. If a spouse Beneficiary’s Accounts exceed $5,000 and the spouse Beneficiary does not apply for a distribution of his Accounts within 90 days of the Member’s or Deferred Member’s death, such spouse Beneficiary will be deemed to be a Deferred Member. Such spouse Beneficiary will receive distribution of the Accounts as of the date the Member or Deferred Member would have attained age 65, provided such spouse Beneficiary files application for such distribution. A spouse Beneficiary may, however, file application for distribution of such Accounts at any time prior to the December 31 Valuation Date of the year in which the Member or Deferred Member would have reached age 70½. In addition to the methods of distribution in Section 11.3, a spouse Beneficiary of a deceased Member or Deferred Member may elect a partial distribution of any portion of his Accounts in a lump-sum amount at any time, and from time to time and subject to the provisions of (a) above.

(c)	Notwithstanding any provision of the Plan to the contrary, distributions shall commence as follows:

(i)
A Member or Deferred Member who is a “5-percent owner” as defined in Section 416(i) of the Code must commence distribution of his Accounts no later than December 31 of the year in which he attains age 70½.

(ii)
A Member or Deferred Member who is not a “5-percent owner” as defined in Section 416(i) of the Code must commence distribution of his Accounts after his Termination of Employment by December 31 of the later of the calendar year in which the Member attains age 70½ or the calendar year in which the Member’s Termination of Employment occurs.

(iii)
The Accounts of a Member or a Deferred Member who has attained age 70½ and is required to commence distribution under this paragraph shall be paid under the payment method described in Section 11.3(c)(ii) below if the Member or Deferred Member does not apply for distribution and elect a form of payment before payments are required to commence.

(d)
Notwithstanding the provisions of (a), (b), or (c), above, or Section 11.3 below, a Member or Deferred Member (or Beneficiary) may elect to commence distribution of the value of the Vested Share of the Member’s Accounts held in the ESOP portion of the Plan not later than one year after the end of the Plan Year:

(i)	in which the Member separates from service on or after attaining age 65 or by reason of Disability or death; or

(ii)	which is the fifth Plan Year following the Plan Year in which the Member otherwise separates from service, unless the Member is reemployed by the Company or any Associated Company before such year.

(e)
Notwithstanding the foregoing, in the event a Member or Deferred Member fails to file a claim for benefits in accordance with the preceding sentence, the Member or Deferred Member shall be deemed to have elected to defer distribution of his Accounts to as soon as administratively practicable following the date the Member terminated employment or attained age 70½, if later; provided that in no event shall payment commence later than the April 1 following the calendar year in which the Member terminated employment or attained age 70½, if later.

11.2	Valuation Date and Conditions of Distribution

(a)
The value of any distribution will be determined as of the Valuation Date on which a completed application for the distribution by the Member, Deferred Member or Beneficiary is received and processed by the Savings Plan Administrator (or its designee) or the next business day.

(b)	Application by the Member, Deferred Member or Beneficiary must be in a form or manner approved by the Benefits Administration Committee or its designee.

(c)
Generally, all funds distributed will be paid as soon as practicable following the applicable Valuation Date. If part of the distribution is to be paid in stock, the stock certificate will be distributed after the check representing the cash distribution has been distributed.

11.3	Methods of Distribution
After Termination of Employment occurs, and as soon as practicable following application by the Member, Deferred Member or Beneficiary, distributions under the Plan shall be made in the following manner:

(a)	All distributions from other than the ITT Stock Fund shall be made in cash.

(b)
Unless the Member, Deferred Member or Beneficiary elects to take ITT Stock for distributions from the ITT Stock Fund, a distribution from such fund shall be in cash. In all cases, fractional shares shall be paid in cash.

(c)
All distributions shall be made in the form of a lump sum payment, unless the Member, Deferred Member or Beneficiary elects otherwise, as provided below. All distributions shall be made as soon as practicable after receipt of the application by the Member, Deferred Member or Beneficiary in accordance with Section 11.2(b). However, with prior notice in a form or manner approved by the Benefits Administration Committee, distribution may be made in one of the installment methods of payment described in (i) or (ii) below, subject to the restrictions provided below or in Section 11.1(b).

(i)
Provided the value of the Vested Share of the Member’s, Deferred Member’s or Beneficiary’s Accounts is at least $5,000, and the first payment is at least $1,000, by payment in annual installments over a period elected by the Member, Deferred Member or Beneficiary. The period over which annual installments may be paid may not exceed the life expectancy of the Member, Deferred Member or Beneficiary, or if the Member or Deferred Member (for this purpose Deferred Member does not include a spouse Beneficiary) is married, and so elects, the joint life expectancy of the Member or Deferred Member and the Member’s or Deferred Member’s spouse. All such installments shall be determined as follows:

(A)
The amount of the annual installments to be paid to each Member or Deferred Member (or Beneficiary in the event of the Member’s or Deferred Member’s death) making such an election shall be based upon the value of the Vested Share of his Accounts as of the Valuation Date coinciding with or next following the date of receipt by the Savings Plan Administrator or its designee of his completed application and each anniversary thereof, and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of unpaid annual installments.

(B)
Any Member or Deferred Member who is no more than 70 years old and who elects annual installment payments may, at any time thereafter, elect, by filing a request with the Savings Plan Administrator or its designee, to cancel annual installment payments. The Valuation Date applicable to such election shall be the business day coinciding with or next following the date on which his completed request is received and processed by the Savings Plan Administrator or its designee. Such Member or Deferred Member may at any time thereafter, make another payment election under the Plan, provided that he may elect only a lump sum payment or partial distributions.

(C)
If a Member or Deferred Member’s Beneficiary is not his spouse, and the Member is deceased, annual installment payments to such Beneficiary may not extend beyond the end of the calendar year which contains the fifth anniversary of the death of the Member or Deferred Member.

(ii)
Provided the value of the Vested Share of the Member’s, Deferred Member’s or Beneficiary’s Accounts is at least $5,000, and the first payment is at least $1,000, by payment in annual installments over the Member’s or Deferred Member’s life expectancy or, if the Member or Deferred Member is married, and so elects, over the joint life expectancies of the Member or Deferred Member and the Member’s or Deferred Member’s spouse, as actuarially determined at the time of commencement of the initial installment and as redetermined annually thereafter. The amount of such installments will be based on the value of the Vested Share of his Accounts as of the Valuation Date coinciding with or next following the date of receipt by the Savings Plan Administrator or its designee of his application and each anniversary thereof, and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of years and fraction thereof of his life expectancy based on his age and the mortality table adopted by the Benefits Administration Committee for such purpose at the time the installment is payable. Any Member or Deferred Member who is no more than 70 years old and who elects annual installment payments over his life expectancy may at any time thereafter elect to cancel such payments by filing a request with the Savings Plan Administrator or its designee. Such Member or Deferred Member may, at any time thereafter, make another payment election under the Plan. Life expectancy installments described in this paragraph are not available to a Beneficiary who is not the spouse of a Member or Deferred Member.

Installment payments under (i) or (ii) above shall be made in the form of ITT Stock or cash, or both, as provided in (a) and (b), above.

(d)
If a Member or Deferred Member elects a distribution other than installments as provided in (c)(i) or (c)(ii) above and the Member or Deferred Member dies after the Valuation Date applicable to such distribution but prior to negotiation of any check(s) comprising any portion of such distribution, then the distribution otherwise payable in cash shall be paid to his estate. If more than one check comprises the cash portion of such distribution and the Member or Deferred Member negotiates the first check but dies prior to the negotiation of any subsequent check, then any subsequent check shall be paid to his estate. If a Member or Deferred Member elects a distribution and the Member or Deferred Member dies prior to the Valuation Date applicable to such distribution, then the distribution shall be paid to his Beneficiary.

(e)
If a Member or Deferred Member elects installment distributions as provided in (c)(i) or (c)(ii) above and the Member or Deferred Member dies before all the installments are paid, then the following provisions shall apply:

(iv)
If the Member’s or Deferred Member’s Beneficiary is not his spouse, and if an installment is paid with a Valuation Date that occurred prior to the date of death of the Member or Deferred Member and prior to the Member’s or Deferred Member’s negotiation of the check comprising all or a portion of such installment, then such installment (or portion thereof) shall be paid to his estate; the remaining value of the Member’s or Deferred Member’s Accounts shall be paid to his Beneficiary at one time.

(v)
If the Member’s or Deferred Member’s Beneficiary is not his spouse, such Beneficiary may request annual installment payments, provided that the number of installments does not extend beyond the end of the calendar year which contains the fifth anniversary of the death of the Member or Deferred Member.

(vi)
If the Member’s or Deferred Member’s Beneficiary is his spouse, then such spouse Beneficiary may continue receiving payment of the deceased Member’s or Deferred Member’s Accounts pursuant to the same method of distribution elected by the Member or Deferred Member, except that the spouse’s life expectancy shall be substituted for the life expectancy of the Member. The spouse Beneficiary may, at any time while receiving payment of such Accounts, elect, by filing a request with the Savings Plan Administrator or its designee, to cancel installment payments. Such spouse Beneficiary may at any time thereafter, elect a lump sum payment or partial distributions, subject to the provisions of Section 401(a)(9) of the Code.

(f)
The Vested Share of the Accounts of a Member who, following Termination of Employment, fails to apply for distribution of such Accounts, shall be paid in cash (or, if the Member so elects shares of ITT Stock) in the form of a lump sum payment, provided that the value of the Vested Share of such Accounts is $5,000 or less on a Valuation Date no earlier than the next business day following his Termination of Employment, without regard to the value of the Member’s Accounts at the time of an earlier distribution.

In the event a Member who is subject to the provisions of the immediately preceding paragraph and whose Vested Share of his Accounts is in excess of $1,000 fails to make an affirmative election to either receive the lump sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of Section 11.7 within such election period as shall be prescribed by the Benefits Administration Committee, the Benefits Administration Committee shall direct the Trustee to transfer such lump sum payment to an individual retirement plan (within the meaning of Section 7701(c)(37) of the Code) (“IRA”) selected by the PFTIC; provided, however, that, for purposes of applying the $1,000-threshold, a Member’s Roth Account and Roth Rollover Account and the remainder of the Member’s Accounts shall be treated as held under two separate plans. The IRA shall be maintained for the exclusive benefit of the Member on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the PFTIC. In implementing the provisions of this paragraph, the Benefits Administration Committee and/or the PFTIC as appropriate pursuant to the terms of this paragraph, shall:

(i)	enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRA in conformity with applicable law;

(ii)
furnish Members with notice of the Plan’s automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Member may roll over the assets of the IRA to another eligible retirement plan. Such notice shall be provided to Members in such time and form as shall be prescribed by the Benefits Administration Committee in accordance with applicable law;

(iii)	keep records, when appropriate, of a Member’s after-tax basis in the amount transferred to the IRA; and

(iv)
fulfill such other requirements of the safe harbor contained in Department of Labor Regulation §2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.

Alternative methods of distribution may apply to that portion of a Member’s or a Deferred Member’s Accounts attributable to a Prior Plan Account, as specified in the applicable appendices to the Plan.

11.4	Death of Beneficiary
Notwithstanding any provision of the Plan to the contrary, upon the death of a Beneficiary with Accounts remaining in the Plan, the remaining value of all such Accounts shall be paid in a lump sum distribution within one year of the Beneficiary’s death to the Beneficiary selected by the Beneficiary, if any, or if no such Beneficiary has been named by the Beneficiary, the remaining value of all such Accounts shall be paid in a lump sum distribution within one year of the Beneficiary’s death to the estate of the Beneficiary.

11.5	Proof of Death and Right of Beneficiary or Other Person
The Benefits Administration Committee may require and rely on such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of the Accounts of a deceased Member, Deferred Member or Beneficiary as the Benefits Administration Committee may deem proper, and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive. Payment to any Beneficiary shall be final and fully satisfy and discharge the obligation of the Plan with respect to any and all Accounts of a deceased Member or Deferred Member.
In the event of a dispute regarding the account of a deceased Member or Deferred Member, the Benefits Administration Committee may make a final determination, or initiate or participate in any action or proceeding as may be necessary or appropriate to determine any Beneficiary under the Plan.

During the pendency of any action or proceeding, the Benefits Administration Committee may deposit an amount equal to the disputed payment with the court and such deposit shall relieve the Plan of all of its obligations with respect to any such disputed Accounts. Alternatively the Benefits Administration Committee, at its discretion, may direct any disputed accounts be invested in the Stable Value Fund or such other as designated by the PFTIC pending the resolution of any dispute regarding a deceased Member’s or Deferred Member’s Accounts.

11.6	Completion of Appropriate Notice
Except as provided in this Section, if the value the Vested Share of a Member’s Accounts exceeds $5,000, an election by the Member or Deferred Member (for this purpose Deferred Member does not include a spouse Beneficiary) to receive a distribution prior to age 65 shall not be valid unless the written election is made after the Member or Deferred Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a)
the Benefits Administration Committee clearly informs the Member that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b)	the Member, after receiving the notice under Sections 411 and 417 of the Code, affirmatively elects a distribution.
The Benefits Administration Committee may permit any notices to be given electronically, in accordance with procedures to be established in the Benefits Administration Committee’s sole discretion.

11.7	Direct Rollover of Certain Distributions
Notwithstanding any other provision of this Plan, with respect to any withdrawal or distribution from this Plan pursuant to Article 9 or this Article 11 which is determined by the Savings Plan Administrator or its designee to be an “eligible rollover distribution,” the distributee may elect, at the time and in a manner prescribed by the Benefits Administration Committee for such purpose, to have the Plan make a “direct rollover” of all or part of such withdrawal or distribution to a maximum of two “eligible retirement plans” which accept such rollover. The following definitions apply to the terms used in this Section 11.7:

(a)	“Distributee” means:

(i)	a Member or Deferred Member;

(ii)	a Member’s or Deferred Member’s spouse Beneficiary;

(iii)
a Member’s or Deferred Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code with regard to the interest of the spouse or former spouse; and

(iv)	a nonspouse Beneficiary.

(b)
“Eligible rollover distribution” is any withdrawal or distribution of all or any portion of an individual’s vested account balance owing to the credit of a distributee, except that the following distributions shall not be eligible rollover distributions:

(i)	any distribution that is one of a series of substantially equal periodic payments made for the life or life expectancy of the distributee, or for a specified period of ten years or more;

(ii)	any distribution required under Section 401(a)(9) of the Code;

(iii)
after-tax amounts (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such amount is rolled over or transferred (i.e., directly rolled) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a Roth individual retirement account described in Section 408A(b) of the Code; or transferred (i.e., directly rolled) to a qualified plan described in Section 401(a) of the Code or to an annuity plan described in Section 403(b) of the Code provided such plan agrees to separately account for such after-tax amount and earnings thereon;

(iv)	any in-service withdrawal that is made on account of hardship;

(v)
any distribution of Roth contributions unless such amount is rolled over to (A) a Roth IRA described in section 408A(b) of the Code or (B) a designated Roth account in an applicable retirement plan described in section 402A(e)(1) of the Code that separately accounts for amounts transferred (and earnings thereon) and, in either case, the rollover is permitted under section 402(c) of the Code; and

(vi)	any other distribution that is not an eligible rollover distribution under the Code or regulations thereunder.

(c)	“Eligible retirement plan” means any of the following types of plans that accept the distributee’s eligible rollover distribution:

(i)	a qualified plan described in Section 401(a) of the Code;

(ii)	an annuity plan described in Section 403(a) of the Code;

(iii)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

(iv)	an annuity contract described in Section 403(b) of the Code;

(v)
an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

(vi)	a Roth IRA described in Section 408A of the Code

Notwithstanding the foregoing, with respect to a non-spouse Beneficiary, as defined in (a)(iv) above, an eligible retirement plan will only be an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a Roth individual retirement account described in Section 408A(b) of the Code (collectively, “IRA”) that is established on behalf of the non-spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code.

(d)	“Direct rollover” means a payment by the Plan directly to the eligible retirement plan specified by the distributee in cash and/or shares.
In the event that the provisions of this Section 11.7 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 11.7 or applicable part thereof shall be of no further force or effect without necessity of further amendment of the Plan.

11.8	Elective Transfers from Plan
The Accounts of a Member or Deferred Member shall be eligible for an elective transfer to a like transferee employee plan in connection with an asset or stock acquisition, merger, or other similar transaction involving a change in employer of the Member or Deferred Member (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f)) or, with the permission of the Benefits Administration Committee, in connection with the Member or Deferred Member’s transfer of employment to a different job for which service does not result in additional allocations under the Plan as set forth herein.

(a)
Elective Transfer. An elective transfer of a Member’s or Deferred Member’s Accounts between this Plan and another qualified plan maintained by a transferee shall be available only if the transfer meets the requirements of Section 414(l) of the Code and each of the following requirements have been met:

(i)	Voluntary Election

(A)	Member Election
The transfer must have been conditioned upon a voluntary, fully informed election by the Member or Deferred Member to transfer such Accounts to such transferee plan.

(B)	Benefit Retention Alternative
In making the voluntary election provided for in this section, the Member or Deferred Member shall have had the option of retaining such Member’s or Deferred Member’s Accounts (including all optional forms of benefit) under this Plan. Restrictions may apply to the Member’s or Deferred Member’s Accounts as set forth in the applicable Appendices.

(C)	Spousal Election
If Sections 401(a)(11) and 417 of the Code otherwise apply to the Accounts, the spousal consent requirements of such section must have been met with respect to the transfer of benefits.

(D)	Notice Requirement
The notice requirement under Section 417 of the Code, if applicable, must have been met with respect to the Member or Deferred Member and spousal transfer election.

(ii)	Amount of Benefit Transferred
The amount of the Accounts transferred, including the amount of any contemporaneous Section 401(a)(31) of the Code transfer to the transferee plan, must have equaled the entire balance of Accounts under the Plan of the Member or Deferred Member whose Accounts are being transferred.

(iii)	Benefit Under the Transferee Plan
An elective transfer may be permitted even if the Member’s or Deferred Member’s Accounts are not fully vested, provided that the requirements of Section 411(a)(10) of the Code are satisfied by the transferee employee plan.

(b)	Status of Elective Transfer as Distribution
The transfer of Accounts pursuant to the elective transfer rules of this Section generally is not treated as a distribution for purposes of Section 401(a) of the Code (except to the extent the Member is eligible to receive a full distribution of his Accounts under this Plan on the date of the transfer). In all cases, however, the transfer is not treated as a distribution for purposes of the minimum distribution requirements of Section 401(a)(9) of the Code.

11.9	Elective Transfer to Plan
The Plan shall accept elective transfers from plans qualified under Section 401(a) of the Code that result from an asset or stock acquisition, merger, or other similar transaction involving a change in employer of an individual who is eligible to become a Member (i.e., an acquisition or disposition within the meaning of Treasury Regulation Section 1.410(b)-2(f)) or, with the permission of the Benefits Administration Committee, in connection with the individual’s transfer of employment to a different job for which service does not result in additional allocations under the Plan, provided that the elective transfer meets the requirements of Section 414(1) of the Code and Treasury Regulation Section 1.411(d)-(4), Q&A-3.

11.10	Minimum Required Distributions
Notwithstanding any other provision of this Article 11, all distributions from the Plan shall conform to the requirements of Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Distributions under this Article 11 shall meet the requirements of Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9. Such requirements shall be administered in accordance with the regulations issued under Section 401(a)(9) of the Code, as follows:

(a)	The portion of any distribution that constitutes a required minimum distribution under Section 401(a)(9) of the Code shall be the lesser of:

(i)	the quotient obtained by dividing the Member’s Accounts by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9,

using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(ii)
if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, and the spouse is more than ten years younger than the Member, the quotient obtained by dividing the Member’s Accounts by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Member’s and spouse’s attained ages as of the Member’s and the spouse’s birthdays in the distribution calendar year.

The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

(b)	For purposes of paragraph (a) above, the following definitions apply:

(i)
“Designated beneficiary” means the individual who is designated as the Beneficiary and is the designated beneficiary under Section 401(a)(9) of the Code and applicable Treasury Regulations. In the event a trust is designated as the beneficiary of the Member, the beneficiaries of the trust shall be deemed designated beneficiaries provided the applicable requirements set forth in Treasury Regulation Section 1.401(a)(9)-4 are met.

(ii)
“Distribution calendar year” means a calendar year for which a minimum distribution is required. For a Member who is a 5-percent owner in active service, the first distribution calendar year is the calendar year in which the Member attains age 70½. For a Member who is not a 5-percent owner, the first distribution calendar year is the later of the calendar year in which the Member attains age 70½ or the year in which the Member terminates employment.

(iii)	“Life expectancy” means life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9, Q & A-1.

(iv)
“Member’s Accounts” means the balance of the Member’s Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (“valuation calendar year”) increased by the amount of contributions made and allocated or forfeitures allocated to the Member’s Accounts as of dates in the valuation calendar year after such last Valuation Date and decreased by distributions made in the valuation calendar year after such last Valuation Date. The Member’s Accounts for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

ARTICLE 12
MANAGEMENT OF FUNDS

12.1	Appointment of PFTIC
As of January 1, 2016, the PFTIC shall consist of the individuals holding the following corporate titles with the Plan Sponsor as of such date:

(a)	Vice President and Treasurer;

(b)	Vice President and Chief Accounting Officer;

(c)	Vice President, Total Rewards;

(d)	Vice President and Chief Tax Officer;

(e)	Executive Director, Global Benefits & Wellness Programs; and

(f)	Accounting Manager.
Any member of the PFTIC may resign by delivering his written resignation to the Board of Directors and Secretary of the PFTIC and shall be deemed to resign when the member ceases to be employed by the Company and all Associated Companies. In the event that a member of the PFTIC resigns or is deemed to resign after January 1, 2016, his or her successor, if any, shall be an individual employed by the Plan Sponsor who is elected by a majority of the then current members of the PFTIC, provided that such elected individual agrees to serve as a member of the PFTIC.

12.2	Duties of PFTIC
The PFTIC shall be responsible for the management of the assets of the Plan, except as otherwise expressly provided herein. The members of the PFTIC shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the PFTIC; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide.
The PFTIC shall have the authority to appoint and provide for use of investment managers, and to establish one or more Trusts for the Plan pursuant to trust instruments approved or authorized by the PFTIC. In discharging its responsibility, the PFTIC shall evaluate and monitor the investment performance of the investment managers and the Trustee.
The PFTIC is designated a named fiduciary of the Plan within the meaning of Section 402(a) of ERISA.

12.3	Meetings
The PFTIC shall hold meetings upon such notice, at such place or places, and at such time or times as it may determine. The action of at least a majority of the members of the PFTIC expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the PFTIC and shall have the same effect for all purposes as if assented to by all members of the PFTIC at the time in office. No member of the PFTIC shall receive any compensation for his service as such.

12.4	Compensation and Bonding
The members of the PFTIC shall serve without compensation for their services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

12.5	Trust Fund
All the funds of the Plan shall be held by a Trustee appointed from time to time by the PFTIC in one or more trusts under a trust instrument or instruments approved or authorized by the PFTIC for use in providing the benefits of the Plan; provided that no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries.

12.6	Benefit Statements
A Member and a Deferred Member (or, in the event of the death of the Member or Deferred Member, a Beneficiary) shall be furnished with a statement setting forth the value of his Accounts, the Vested Share of his Accounts and such other information as required under Section 105(a) of ERISA. Such statement shall be furnished in the time and manner prescribed by Section 105(a) of ERISA and related guidance thereto.

12.7	Fiscal Year
The fiscal year of the Plan and the Trust shall end on the 31st day of December of each year or at such other date as may be designated by the PFTIC.

ARTICLE 13
ADMINISTRATION OF PLAN

13.1	Plan Administrator
The responsibility for carrying out all phases of the administration of the Plan, except those connected with management of assets, shall be placed in a Benefits Administration Committee. The Benefits Administration Committee shall be the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA and shall have authority and responsibility for general supervision of the administration of the Plan.

13.2	Appointment of Benefits Administration Committee
Effective January 1, 2016, the Benefits Administration Committee shall consist of the individuals holding the following corporate titles with the Plan Sponsor as of January 1, 2016:

(a)	Vice President and Treasurer;

(b)	Vice President and Chief Accounting Officer;

(c)	Vice President, Total Rewards;

(d)	Executive Director, Global Benefits & Wellness Programs; and

(e)	Accounting Manager.
Any member of the Benefits Administration Committee may resign by delivering his written resignation to the Board of Directors and Secretary of the Benefits Administration Committee and shall be deemed to resign when the member ceases to be employed by the Company and all Associated Companies. In the event that a member of the Benefits Administration Committee resigns or is deemed to resign after January 1, 2016, his or her successor, if any, shall be an individual employed by the Plan Sponsor who is elected by a majority of the then current members of the Benefits Administration Committee, provided that such elected individual agrees to serve as a member of the Benefits Administration Committee.

13.3	Powers of Benefits Administration Committee.

(a)
The Benefits Administration Committee is designated a named fiduciary within the meaning of Section 402(a) of ERISA and shall have authority and responsibility for general supervision of the administration of the Plan. For purposes of the regulations under Section 404(c) of ERISA, the Benefits Administration Committee shall be the designated fiduciary responsible for safeguarding the confidentiality of all information relating to the purchase, sale and holding of employer securities and the exercise of shareholder rights appurtenant thereto. The Benefits Administration Committee shall safeguard such information pursuant to written procedures providing for such confidentiality. In addition, for purposes of avoiding any situation for undue employer influence in the exercise of any shareholder rights, the Benefits Administration Committee shall appoint an independent fiduciary, who shall not be affiliated with any sponsor of the Plan, to ensure the maintenance of confidentiality pursuant to the regulations under Section 404(c) of ERISA.

(b)
The Benefits Administration Committee shall have total and complete discretion to interpret the Plan, including, but not limited to, the discretion to (i) decide all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan; (ii) decide all questions relating to an individual’s eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; (iii) decide all facts relevant to the determination of eligibility for benefits or participation; and (iv) determine the amount, form and timing of any distribution to be made hereunder. In making its decisions, the Benefits Administration Committee shall be entitled to, but need not rely upon, information supplied by a Member, Deferred Member, Beneficiary, or representative thereof.

(c)
The members of the Benefits Administration Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Benefits Administration Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel and employ agents and such clerical and accounting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties hereunder as they in their sole discretion decide. The Benefits Administration Committee may also delegate to any other person or persons the authority and responsibility of administering the Plan including, but not limited to, telephone access by voice response or representatives, and completing Plan transactions using forms or by other means, in accordance with the provisions of the Plan and any policies which, from time to time, may be established by the Benefits Administration Committee.

(d)
Subject to the limitations of the Plan, the Benefits Administration Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Benefits Administration Committee shall have full discretionary authority, except as to matters which the Board of Directors from time to time may reserve to itself, to interpret the Plan and to make factual determinations regarding any and all matters arising hereunder, including but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan and the right to remedy possible ambiguities, inequities, inconsistencies or omissions. The Benefits Administration Committee shall also have the right to exercise powers otherwise exercisable by the Board of Directors hereunder to the extent that the exercise of such powers does not involve the management of Plan assets nor, in the judgment of the Benefits Administration Committee, a substantial number of persons. In addition, where the number of persons is deemed to be substantial, the Benefits Administration Committee shall have the further right to exercise such powers as may be delegated to the Benefits Administration Committee by the Board of Directors.

(e)
Subject to applicable federal and state Law, all interpretations, determinations and decisions of the Benefits Administration Committee or the Board of Directors in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby.

13.4	Meetings
The Benefits Administration Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

13.5	Action by Benefits Administration Committee
The action of at least a majority of the members of the Benefits Administration Committee expressed from time to time, by a vote at a meeting or in writing without a meeting, shall constitute the action of the Benefits Administration Committee and shall have the same effect for all purposes as if assented to by all members of the Benefits Administration Committee at that time in office.

13.6	Compensation
No member of the Benefits Administration Committee shall receive any compensation from the Plan for his services as such and, except as required by law, no bond or other security shall be required of him in such capacity in any jurisdiction.

13.7	Plan Assets
The Trustee shall be appointed by the PFTIC and shall enter into an agreement with the PFTIC for the purpose of investing and reinvesting contributions designated for the ITT Stock Fund or other assets of the Plan as provided in Article 12. The PFTIC shall provide for the investing and reinvesting of contributions in designated investment funds as required herein. All benefits to which a Member, Deferred Member, or Beneficiary may be entitled from the Plan will be paid at the direction of the Benefits Administration Committee.

13.8	Powers and Duties
The powers and duties of the Benefits Administration Committee, PFTIC and the Trustee with respect to each group’s responsibilities under the Plan shall be specified herein or in a separate trust agreement.

13.9	Records
The Benefits Administration Committee shall see that books of account are kept which show all receipts and disbursements and a complete record of the operation of the Plan, including records of each Member’s and Deferred Member’s Accounts.

13.10	Claims
When any individual makes a claim for benefits under the Plan, such claim shall be handled under the claims and appeals procedures established by the Benefits Administration Committee.

ARTICLE 14
AMENDMENT AND TERMINATION

14.1	Amendment of Plan
The Board of Directors or its delegate reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment (a) shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries; or (b) shall increase the duties of the Trustee without its consent thereto in writing, other than to comport with changes in the Code, ERISA or the rules thereunder. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Member or Deferred Member with respect to contributions made on his behalf prior to the date of such amendment.
However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. Except to the extent permitted under Section 411(d)(6) of the Code and regulations issued thereunder, no amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or Deferred Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member or Deferred Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective. In addition, no amendment shall be made that has the effect of eliminating or restricting an optional form of benefit to the extent it is protected under Section 411(d)(6) of the Code.

14.2	Termination of Plan

(a)
The Plan is entirely voluntary. The Board of Directors reserves the right at any time to terminate the Plan or to suspend, reduce or partially or completely discontinue contributions thereto. In the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of Members and Deferred Members shall automatically become nonforfeitable.

(b)
Upon termination of the Plan, Before-Tax Savings and/or Roth Contributions, with earnings thereon, shall only be distributed to Members if (i) neither the Company nor an Associated Company establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (“ESOP”) or a simplified employee pension as defined in Section 408(k) of the Code (“SEP”)) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Company or an Associated Company

(other than an ESOP or a SEP, as herein defined) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.

14.3	Merger or Consolidation of Plan
The Board of Directors or its delegate may, in its sole discretion, merge this Plan with another qualified plan or transfer a portion of the Plan’s assets or liabilities to another qualified plan, subject to any applicable legal requirement. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member, Deferred Member, or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

ARTICLE 15
TENDER OFFER

15.1	Applicability
The provisions of this Article 15 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of ITT Stock held by the Trustee hereunder (herein jointly and severally referred to as a “tender offer”). As to any tender offer, each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) shall have the right to determine confidentially whether shares held subject to the Plan will be tendered.

15.2	Instructions to Trustee
In the event a tender offer for ITT Stock is commenced, the Benefits Administration Committee, promptly after receiving notice of the commencement of such tender offer, shall transfer certain of its recordkeeping functions to an independent recordkeeper. The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Members and Deferred Members (or Beneficiary in the event of the death of the Member or Deferred Member) in connection with the tender offer. The Trustee may not take any action in response to a tender offer except as otherwise provided in this Article 15. Each Member, Deferred Member, and Beneficiary is, for all purposes of this Article 15, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to the shares of ITT Stock allocated to his Accounts, determined as herein described. An individual’s proportionate share of the ITT Stock Fund as to which he holds fiduciary status for purposes of responding to a tender or exchange offer shall be determined at the time such fiduciary rights are exercisable by multiplying the number of shares credited at that time to the ITT Stock Fund by a fraction, the numerator of which is the value (as of the Valuation Date designated by the Benefits Administration Committee for this purpose) of that part of the individual’s Accounts invested in the ITT Stock Fund and the denominator of which is the aggregate value of all amounts allocated to the ITT Stock Fund. Each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the ITT Stock allocated to any such individual’s Accounts in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Article 15, provided, however, that such directions shall be confidential and shall not be divulged by the Trustee or independent recordkeeper to the Company or to any director, officer, employee or agent of the Company, it being the intent of this provision of Section 15.2 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Member, Deferred Member or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe. The confidentiality provision of this Section shall likewise apply to the directions given to, and actions taken by, the Trustee pursuant to Section 15.5.

15.3	Trustee Action on Member Instructions
The Trustee shall sell, offer to sell, exchange or otherwise dispose of the ITT Stock allocated to the Member’s, Deferred Member’s or Beneficiary’s Accounts with respect to which it has received directions to do so under this Article 15 or as provided in Section 15.5. The proceeds of a disposition directed by a Member, Deferred Member or Beneficiary from his Accounts under this Article 15 shall be allocated to such individual’s Accounts and be governed by the provisions of Section 15.5 or other applicable provisions of the Plan and the trust agreements established under the Plan.

15.4	Action With Respect to Members Not Instructing the Trustee or Not Issuing Valid Instructions
To the extent to which Members, Deferred Members and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the ITT Stock allocated to their Accounts, such individuals shall be deemed to have directed the Trustee that such shares remain invested in ITT Stock subject to all provisions of the Plan, including Section 15.5 and the trust agreements established under the Plan.

15.5	Investment of Plan Assets after Tender Offer
To the extent possible, the proceeds of a disposition of ITT Stock in an individual’s Accounts shall be reinvested in ITT Stock by the Trustee as expeditiously as possible in the exercise of the Trustee’s fiduciary responsibility and shall otherwise be held by the Trustee subject to the provisions of the trust agreement, the Plan and any applicable note or loan agreement. In the event that ITT Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for the ITT Stock or for the proceeds of any disposition of ITT Stock. Pending the substitution of new employer securities or the termination of the Plan and trust, the Trust Fund shall be invested in such securities as the Trustee shall determine; provided, however, that, pending such investment, the Trustee shall invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein and interim collective or common investment funds.

ARTICLE 16
GENERAL AND ADMINISTRATIVE PROVISIONS

16.1	Relief from Liability
The Plan is intended to constitute a Plan as described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The Plan fiduciaries are relieved of any liability for any losses that are the direct and necessary result of investment instructions given by any Member, Deferred Member or Beneficiary.

16.2	Payment of Expenses

(a)
Direct charges and expenses arising out of the purchase or sale of securities and taxes levied on or measured by such transactions, and any investment management fees, with respect to any Investment Fund, may be paid in part by the Company. Any such charges, expenses, taxes and fees not paid by the Company shall be paid from the Investment Fund with respect to which they are incurred.

(b)
An annual charge to the Trust Fund of up to 0.25% of the market value of the assets held by such Trust Fund may be charged and applied to satisfy expenses incurred in conjunction with Plan administration, including, but not limited to, Trustee, recordkeeping, and audit fees; the Company shall pay all other expenses reasonably incurred in administering the Plan, including expenses of the Benefits Administration Committee, the PFTIC and the Trustee, such compensation to the Trustee as from time to time may be agreed between the PFTIC and Trustee, fees for legal services, any investment management fees not paid pursuant to Section 16.2(a), and all taxes, if any.

16.3	Source of Payment
Benefits under the Plan shall be payable only out of the Trust Fund, and the Company shall not have any legal obligation, responsibility or liability to make any direct payment of benefits under the Plan. Neither the Company nor the Trustee guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Company, except as specifically provided for herein.

16.4	Inalienability of Benefits
Except as specifically provided in the Plan or as Section 401(a)(13) of the Code or other applicable law may otherwise require or as may be required under the terms of a qualified domestic relations order, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempts so to do shall be void, nor shall any such benefit be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Benefits Administration Committee shall find that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of the benefits under the Plan of any Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder, except as specifically provided in the Plan or as applicable law may otherwise require, then such benefit shall cease and terminate, and in that event the Benefits Administration Committee shall hold or apply the same to or for the benefit of such

Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder, his spouse, children, parents or other blood relatives, or any of them.
A Member’s benefit under the Plan shall be offset or reduced by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.
A Member’s benefit under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

16.5	No Right to Employment
Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Company.

16.6	Prevention of Escheat
Notwithstanding the foregoing, if the Benefits Administration Committee is unable to locate any person to whom a payment is due under the Plan or any person fails to present a check for payment in a timely manner, the amount due such person shall be forfeited at such time as the Benefits Administration Committee shall determine in its sole discretion and pursuant to nondiscriminatory rules established for that purpose (but in all events prior to the time such payment would otherwise escheat under any applicable State law). If, however, such a person later files a claim for such payment before the Plan is terminated, the benefit will be reinstated and payment made without any interest earned thereon.
All forfeitures under the Plan that are not expressly provided for herein shall be used to reduce future Company contributions or pay Plan expenses.

16.7	Uniform Action
Action by the Benefits Administration Committee shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which will discriminate in favor of any Members who are Highly Compensated Employees.

16.8	Headings
The headings of the sections in this Plan are placed herein for convenience of reference and in the case of any conflict, the text of the Plan, rather than such headings, shall control.

16.9	Use of Pronouns
The masculine pronouns as used herein shall be equally applicable to both men and women, and words used in the singular are intended to include the plural, whenever appropriate.

16.10	Construction
The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable federal laws.

16.11	Restrictions on Certain Directors and Executive Officers
Members who are directors or executive officers (or the equivalent thereof) of ITT or an Associated Company may be subject to certain additional restrictions in connection with this Plan. The Benefits Administration Committee shall have procedures to address these restrictions, which shall be determined in consultation with ITT’s securities lawyers.

ARTICLE 17
TOP-HEAVY PROVISIONS

17.1	Definitions
The following definitions apply to the terms used in this Section:

(a)	“applicable determination date” means for the first Plan Year of the Plan, the last day of the Plan Year, and for any subsequent Plan Year, the last day of the preceding Plan Year;

(b)
“top-heavy ratio” means the ratio of (i) the value of the aggregate of the Accounts under the Plan for key employees to (ii) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(c)
“key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of the Company or Associated Company having Statutory Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or Associated Company, or a 1-percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Company or Associated Company having Statutory Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder;

(d)	“non-key employee” means any Employee who is not a key employee;

(e)	“applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the applicable determination date;

(f)
“required aggregation group” means any qualified plan(s) of the Company or an Associated Company (including plans that terminated within the five-year period ending on the applicable determination date) in which there are members who are key employees or which enable(s) any such plan to meet the requirements of Section 401(a)(4) or 410(b) of the Code; and

(g)
“permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Associated Company in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

17.2	Determination of Top Heavy Status
For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. The determination of whether the Plan is top-heavy is subject to the following:

(a)
the Accounts under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Company’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group;

(b)
the Accounts and accrued benefits for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date;

(c)
distributions under any plan that terminated within the five-year period ending on the applicable determination date shall be taken into account if such plan contained key employees and, therefore, would have been part of the required aggregation group; and

(d)
if an individual has not performed services for the Company or an Associated Company at any time during the one-year period ending on the applicable determination date, such individual’s accounts and the present value of his or her accrued benefits shall not be taken into account.

17.3	Minimum Requirements
For any Plan Year with respect to which the Plan is top-heavy, an additional Company contribution shall be allocated on behalf of each Member (or each Employee eligible to become a Member) who is not a “key employee,” and who has not separated from service as of the last day of the Plan Year, to the extent that the amounts allocated to his Accounts as a result of contributions made on his behalf under Sections 5.1 and 5.2 for the Plan Year would otherwise be less than 3% of his Statutory Compensation. However, if the greatest percentage of Statutory Compensation contributed on behalf of a key employee under Sections 4.1, 4.7, 5.1, and 5.2 for the Plan Year (disregarding any contributions made under Section 5.5 for the Plan Year) would be less than 3%, such lesser percentage shall be substituted for “3%” in the preceding sentence. Notwithstanding the foregoing provisions of this Section 17.3, no minimum contribution shall be made with respect to a Member, or an Employee who is eligible to become a Member, if the required minimum benefit under Section 416(c)(1) of the Code is provided by any qualified defined benefit plan of the Company or an Associated Company.

ARTICLE 18
QUALIFIED DOMESTIC RELATIONS ORDERS

18.1	Applicability of Article
The Benefits Administration Committee shall apply the provisions of this Article with regard to a Domestic Relations Order (as defined below) to the extent not inconsistent with Section 414(p) of the Code.

18.2	Establishment of Procedures
The Benefits Administration Committee shall establish procedures, consistent with Section 414(p) of the Code, to determine the qualified status of any Domestic Relations Order (as defined below), to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Member and the Alternate Payee(s) (as defined below) all notices required under Section 414(p) of the Code with respect to any Domestic Relations Order. Such procedures shall be binding on all Members and Alternate Payees.

18.3	Determination of Qualified Domestic Relations Order Status
Within a reasonable period of time after the receipt of a certified copy of a Domestic Relations Order (or any modification thereof), the Benefits Administration Committee or its designee shall determine whether such order is a Qualified Domestic Relations Order. The Benefits Administration Committee shall have full and complete discretion to determine whether a domestic relations order constitutes a qualified domestic relations order and whether the Alternate Payee otherwise qualifies for benefits hereunder.

18.4	Establishment of Segregated Accounts and Payment Procedures

(a)	Separate Account for Deferred Amounts
If a Domestic Relations Order has been determined to be a Qualified Domestic Relations Order in accordance with Section 18.3, a separate account for the benefits of the Alternate Payee named in such order shall be established.

(b)	Temporary Holding Account
If, during any period in which the issue of (i) whether a Domestic Relations Order is a Qualified Domestic Relations Order, or (ii) whether a proposed Domestic Relations Order would, if it were perfected as a Domestic Relations Order, be a Qualified Domestic Relations Order is being determined (by the Benefits Administration Committee, by a court of competent jurisdiction, or otherwise), the Alternate Payee would be entitled to any payment if the order has been determined to be a Qualified Domestic Relations Order, the Benefits Administration Committee shall separately account for, and may cause to be segregated in a separate account, all amounts which would have been payable to any Alternate Payee during such period if such order had been determined to be a Qualified Domestic Relations Order.

(c)	Payment from Temporary Holding Account in Certain Cases

If, by the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order, either it has been determined that a Domestic Relations Order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order has not been resolved, the Benefits Administration Committee shall cause to be paid all amounts which have been segregated (or separately accounted for) by reason of such order pursuant to paragraph (b) above, including any earnings having accrued thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Notwithstanding the preceding sentence, if the Member or his or her Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such amounts, including all earnings having accrued thereon, shall be restored to the Member’s Accounts and invested in accordance with the investment election most recently submitted by the Member pursuant to Section 7.4.

(d)	Payment from Separate Account and Temporary Holding Account to Alternate Payee of Order if Determined to be a Qualified Domestic Relations Order
If a Domestic Relations Order (or any modification thereof) is determined to be a Qualified Domestic Relations Order, the Benefits Administration Committee shall instruct the Trustee to apply, on a prospective basis, the terms and provisions of such Qualified Domestic Relations Order, and, in the event any amounts were segregated (or separately accounted for) by reason of such order pursuant to paragraph (b) above, the Benefits Administration Committee shall cause to be paid in accordance with the provisions of the Plan all amounts which have been so segregated (and have not been released pursuant to paragraph (c)) (or separately accounted for), including any earnings having accrued thereon, to the Alternate Payee(s) entitled thereto.

18.5	Subsequent Determination or Order to be Applied Prospectively
If a determination is made after the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a Domestic Relations Order that such order (or any modification thereof) is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

18.6	Withdrawals, Distributions and Loans by or to Members.

(a)	Withdrawals and Distributions
A Member or Deferred Member shall not be permitted to withdraw from the Plan, nor shall there be distributed to a Member or Deferred Member, any amounts being held in a segregated account by reason of a Domestic Relations Order.

(b)	Loans
In determining the maximum amount of any loan to a Member pursuant to Article 10, the Benefits Administration Committee shall not include any portion of the Member’s Accounts being held in a segregated account (or being separately accounted for) by reason of a Domestic Relations Order.

18.7	Earliest Commencement Date
A Domestic Relations Order shall not fail to be a Qualified Domestic Relations Order merely because it provides for distribution to the Alternate Payee prior to the Member’s Termination of Employment. Notwithstanding anything herein to the contrary, if the amount payable to the Alternate Payee under the Qualified Domestic Relations Order is less than $5,000, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the Qualified Domestic Relations Order so provides and the Alternate Payee consents thereto; otherwise, it may not be payable before the earliest of the Member’s Termination of Employment, the time such amount could otherwise be withdrawn under the terms of this Plan, or the Member’s attainment of age 50.

18.8	Definitions
For purposes of this Article:

(a)
Alternate Payee shall mean any spouse, former spouse, child or other dependent of a Member (or a Deferred Member who actively participated in the Plan, a Merged Frozen Plan, a Merged Hartzell Plan, a Merged Plan, or the Merged Bargained Plan) who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

(b)	Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which:

(i)
relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child, or other dependent of a Member (or a Deferred Member who actively participated in the Plan, a Merged Frozen Plan, a Merged Hartzell Plan, a Merged Plan, or the Merged Bargained Plan); and

(ii)	is made pursuant to a state domestic relations law (including a community property law).

(c)	Qualified Domestic Relations Order shall mean a Domestic Relations Order which meets the requirements of Section 414(p)(1) of the Code.

APPENDIX A
Notwithstanding anything contained herein to the contrary, Special Company Contributions shall be made under Section 5.2(b) as follows:

A.	Special DC Credit Contribution
With respect to an Employee who:

(i)
was an “Employee” (as defined under the provisions of the ITT Salaried Retirement Plan as in effect immediately prior to October 31, 2011) on October 30, 2011 and becomes a Member of the Plan on October 31, 2011; and

(ii)	was not a participant in the ITT Salaried Retirement Plan in 2011 as a result of the restructuring of the ITT Corporation the Company shall make a Special DC Credit Contribution to the Plan for the 2011 Plan Year.
Such Special DC Credit Contribution shall be equal to the amount that would have been contributed as a Core Contribution to the Plan if the Plan had been in effect prior to the October 31, 2011, based on the Salary such Employee received during the period beginning on the date he was most recently hired or rehired by ITT Corporation or one of its subsidiaries prior to October 31, 2011 and ending on October 31, 2011 and while he was an “Employee’ (as defined in the ITT Salaried Retirement Plan as in effective immediately prior to October 31, 2011).

B.	Transition Credit Contributions
The Company shall make Transition Credit Contributions subject to the following:

1.	Eligibility
The following Employees shall be eligible for Transition Credit Contributions:

(i)	each Employee who was an employee of ITT Corporation or one of its subsidiaries on October 30, 2011 and who becomes a Member of the Plan on October 31, 2011;

(ii)
each individual who was an employee of ITT Corporation or one of its subsidiaries on October 30, 2011, who became an employee of Exelis Inc. on October 31, 2011, and who becomes an Employee immediately following termination of employment with Exelis Inc. and prior to March 1, 2012; and

(iii)
each individual who was an employee of ITT Corporation or one of its subsidiaries on October 30, 2011, who became an employee of Xylem Inc. on October 31, 2011, and who becomes an Employee immediately following termination of employment with Xylem Inc. and prior to March 1, 2012.

2.	Amount

(i)
With respect to a Member whose age and Service as of the first day of the applicable Plan Year, as defined below, total 60 to 69 points, the Company shall make a Transition Credit Contribution equal to three percent of the Member’s Salary for the Plan Year.

(ii)
With respect to a Member whose age and Service as of the first day of the applicable Plan Year, as defined below, total 70 or more points, the Company shall make a Transition Credit Contribution equal to five percent of the Member’s Salary for the Plan Year.

For purposes of the preceding provisions, a Member’s age and Service shall be calculated on a basis uniformly applicable to all Members similarly situated as established by the Benefits Administration Committee.

3.	Timing and Frequency
Subject to paragraph 4 below, Transition Credit Contributions shall be made for each Plan Year and shall be made no later than the due for the corporate tax return for the Plan Year for which the Transition Credit Contributions are made. Notwithstanding the foregoing, if an eligible Member terminates employment during the Plan Year for which a Transition Credit Contribution is payable, such Member’s Transition Credit Contribution for such Plan Year shall be made as soon as practicable following the end of the calendar year in which the Member terminates employment.

4.	Duration
Transition Credit Contributions shall be made beginning as of October 31, 2011 and until the earliest of:

(i)	October 31, 2016;

(ii)	a Member’s commencement of his traditional pension plan (TPP) benefit from the ITT Salaried Retirement Plan;

(iii)	a change in control of ITT;

(iv)	a Member’s termination of employment (regardless of whether the Member is subsequently reemployed); or

(v)	a Member’s death.
The following Appendices B through H apply to certain Members or Deferred Members who had benefits transferred to the Plan from the ISP attributable to accounts that were transferred into the ISP from another qualified plan, as specified in the applicable Appendix.

APPENDIX B
This Appendix B shall apply solely to Members and Deferred Members who formerly participated in the Allis-Chalmers Savings Plan (the “Allis-Chalmers Plan”) and with respect to whom assets were transferred to the ISP from the Allis-Chalmers Plan. All service recognized under the Allis-Chalmers Plan for purposes of eligibility to participate and vesting shall be recognized hereunder as Service.

A.
Subject to Section 11.3 with respect to Accounts that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment a Member or Deferred Member described above may elect to receive those amounts transferred from the Allis-Chalmers Plan to the ISP in the distribution forms described herein:

1.
In installments at intervals not more frequently than once per calendar quarter over a period of years not exceeding the joint life expectancy of the Member or Deferred Member and his spouse, as determined under Section 72 of the Code and the regulations thereunder.

2.
In installments at intervals not more frequently than once per calendar quarter over a period of years which does not extend beyond the Member’s or Deferred Member’s life expectancy, calculated as follows:

(i)
the fixed payment shall be determined annually at the time payments are to commence, and as of the first day of each succeeding Plan Year, by multiplying the amount transferred to the ISP from the Allis-Chalmers Plan by a fraction, the numerator of which is one, and the denominator is the Member’s or Deferred Member’s life expectancy as of the date of such determination, as determined under Section 72 of the Code and the regulations thereunder; and

(ii)	then dividing the amount determined under (i) above, by the number of payments to be paid to the Member or Deferred Member during that Plan Year.

3.
By purchasing an annuity contract for the benefit of the Member or Deferred Member from a legal reserve life insurance company selected by the Company. If the Member or Deferred Member is married, such annuity contract shall be in the form of a qualified joint and survivor annuity unless the Member or Deferred Member, with his spouse’s consent unless it is established to the satisfaction of the Benefits Administration Committee that the spouse cannot be located, elects another form of annuity contract and does not revoke such election within the 90-day period ending on the first day of the first period for which an amount is received as an annuity. Any election by a Member or Deferred Member to waive a qualified joint and survivor annuity must be in writing. The spouse’s consent must be in writing, must acknowledge the effect of such election and be witnessed by a notary public. A qualified joint and survivor annuity means an annuity for the life of the Member or Deferred Member with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the annuity which is payable during the joint lives of the Member or Deferred Member and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Member or Deferred Member.

The Member or Deferred Member shall, no less than 30 days and no more than 90 days prior to the first day of the first period for which an amount is received as an annuity, be provided a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Member’s or Deferred Member’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of the Member’s or Deferred Member’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity. If an annuity form other than a qualified joint and survivor annuity is elected hereunder, such annuity may not be in a form that will provide for payments over a period extending beyond either the life of the Member or Deferred Member (or the lives of the Member or Deferred Member and his designated Beneficiary) or the life expectancy of the Member or Deferred Member (or the life expectancy of the Member or Deferred Member and his designated Beneficiary), and such other forms available under the annuity contract shall be so designed as to provide that at least 50 percent of the reserve that would be required to provide payments to the Member or Deferred Member in the normal form under the Plan will be applied to him over his normal life expectancy.
The Company shall cause the contract to be assigned or delivered to the person or persons then entitled to payment under it. Before the assignment or delivery of an annuity contract, such contract shall be rendered nontransferable except by surrender to the issuing insurance company.

4.	A Member or Deferred Member may elect to receive the benefits to which this Appendix B applies in any combination of the forms enumerated herein.

B.
Subject to Section 11.3 with respect to Accounts that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, in the event a Member or Deferred Member dies before his benefit attributable to amounts transferred from the Allis-Chalmers Plan to the ISP, or any portion thereof, has been paid to him, the unpaid balance of such amount shall be paid to his designated Beneficiary as follows:

1.
If the beneficiary is an individual or individuals, the amount described in paragraph (B) above shall be paid to such Beneficiary in one of the methods described in paragraph (A) above, as elected by such Beneficiary. In the case of a Beneficiary who elects to receive installments or an annuity, payments thereunder shall not extend beyond the life expectancy of the Beneficiary.

2.	If the Beneficiary is other than an individual or individuals, the Member’s or Deferred Member’s benefit subject to this Appendix B shall be paid in a lump sum payment.

C.
Subject to Section 11.3 with respect to Accounts that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, in the event a Member or Deferred Member dies after installments have commenced, the remainder of his distributable benefit will be paid to his Beneficiary in a single lump sum except that such Beneficiary may elect to receive such benefit in the installment forms described in paragraph (A) above. If the Beneficiary so elects, installments shall be over a period of years not exceeding the number of years that installments would have continued to be paid to the Member or Deferred Member had he lived, provided the Member or Deferred Member had been receiving installments under subsection (A)(1) and over a period of years which does not extend beyond the Member’s or Deferred Member’s life expectancy on the day before the date of his death, provided the Member or Deferred Member has been receiving installments under subsection (A)(2).

D.
Notwithstanding anything in this Appendix B to the contrary, single sum payments shall be made, installments shall commence, and annuity contracts shall be purchased not later than one year after the date of the Member’s or Deferred Member’s death. In the event a Beneficiary dies before he has received the entire amount payable to him under this Appendix B, the Beneficiary’s beneficiary shall be paid the balance of the amount payable hereunder in a single lump sum payment within one year of the Beneficiary’s death.

APPENDIX C
This Appendix C shall apply solely to Members and Deferred Members who formerly participated in the ITT Higbie Manufacturing Company Retirement Profit-Sharing Plan (the “Higbie Plan”) and with respect to whom assets and liabilities were transferred to the ISP from the Higbie Plan. All service recognized under the Higbie Plan for purposes of eligibility to participate and vesting were recognized under the ISP as Service.

A.
Subject to Section 11.3 with respect to Accounts that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment after attaining age 50 and 10 years of Service or attaining age 65, a Member described above may elect to receive those amounts transferred from the Higbie Plan to the ISP in the distribution forms described herein. Such amounts shall commence, as selected by the Member, as of the earlier of the Valuation Date next following a Member’s Termination of Employment on or after his age 65 or any Valuation Date selected by the Member following the Member’s attainment of age 50 and 10 years of Service but prior to the Valuation Date next following his age 65:

1.	In approximately equal monthly or annual installments over a period not to exceed 10 years.

2.
By purchasing an annuity contract for the benefit of the Member or Deferred Member from a legal reserve life insurance company selected by the Company. If the Member elects to receive his benefits hereunder in the form of an annuity and if the Member is married on the date benefits commence, such annuity contract shall be in the form of a 50 percent qualified joint and survivor annuity unless the Member, with his spouse’s consent unless it is established to the satisfaction of the Benefits Administration Committee that the spouse cannot be located, elects another form of annuity contract and does not revoke such election within the 90-day period ending on the first day of the first period for which an amount is received as an annuity. Any election by a Member or Deferred Member to waive a qualified joint and survivor annuity must be in writing. The spouse’s consent must be in writing, must acknowledge the effect of such election and be witnessed by a notary public. A qualified joint and survivor annuity means an annuity for the life of the Member with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the annuity which is payable during the joint lives of the Member and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Member. In the event the Member elects to receive his benefit hereunder in the form of an annuity other than a joint and survivor annuity with his spouse as Beneficiary, the value of the benefit payable to the Member under the annuity shall never be less than 51 percent of the total value of the benefits payable under the annuity to the Member and his Beneficiary.

The Member shall, no less than 30 days and no more than 90 days prior to the first day of the first period for which an amount is received as an annuity, be provided a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Member’s or Deferred Member’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of the Member’s or Deferred Member’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity. If an annuity form other than a qualified joint and survivor annuity is elected hereunder, such annuity may not be in a form that will provide for payments over a period extending beyond either the life of the Member (or the lives of the Member and his designated Beneficiary) or the life expectancy of the Member (or the life expectancy of the Member and his designated Beneficiary), and such other forms available under the annuity contract shall be so designed as to provide that at least 50 percent of the reserve that would be required to provide payments to the Member in the normal form under the Plan will be will be applied to him over his normal life expectancy.

B.
In the event of the death of a Member or Deferred Member prior to commencing benefits hereunder, such benefit shall be paid to his Beneficiary as of the Valuation Date coincident with or next following the Member’s or Deferred Member’s date of death in a single sum payment or in installment payments, if the Member or Deferred Member has named one Beneficiary and has so elected, such amount shall be payable in 120 equal, as near as may be, monthly installments, with any funds remaining at the death of the Beneficiary to go to the Beneficiary’s estate in one lump sum, or if no Beneficiary survives the Member or Deferred Member, such amounts shall be payable to the Member’s or Deferred Member’s estate in a single lump sum. In either case, the Member or Deferred Member may name one or more contingent Beneficiaries to take in full at such Member’s or Deferred Member’s death in the event the primary Beneficiary or Beneficiaries have not survived the Member or Deferred Member.

C.
In the event of the death of a Member who is receiving installments pursuant to paragraph (A)(1) hereof and who has designated a Beneficiary to receive installment payments pursuant to paragraph (B) hereof, such Member’s installment payments shall continue until the July 31 next following the Member’s death and thereafter shall be payable pursuant to paragraph (B) above in 120 equal, as near as may be, monthly installments, with any amounts remaining at the death of the Beneficiary to go to the Beneficiary’s estate in a single lump sum.

APPENDIX D
This Appendix D shall apply solely to Members and Deferred Members who formerly participated in the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the “GM Plan”) and with respect to whom assets and liabilities were transferred to the ISP from the GM Plan. All service recognized under the GM Plan for purposes of eligibility to participate and vesting was recognized as Service under the ISP.

A.
Subject to Section 11.3 with respect to a Accounts that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment, a Member or Deferred Member described above may elect to receive those amounts transferred from the GM Plan to the ISP in the distribution forms described herein:

1.
In installment payments on a monthly, quarterly, semi-annual, or annual basis. Installments are to be paid in whole dollar amounts, with $1,200 as the minimum annual installment. A Member or Deferred Member may change the timing, amount, or discontinue installment payments. Installment payments will commence:

(i)	for monthly payments, the first of the month next following the month in which the Member’s or Deferred Member’s election is received by the Plan; and

(ii)	for quarterly, semi-annual, and annual payments, not sooner than the month next following the month in which the Plan receives the Member’s or Deferred Member’s election.

2.
A Member or Deferred Member who has incurred a Termination of Employment may elect to withdraw a portion of the amounts hereunder at any time, but no more frequently than once per calendar year. In addition to any partial withdrawal, a Member or Deferred Member may elect, at any time, to receive a complete distribution of the amounts with respect to which this Appendix D applies.

B.	A Member or Deferred Member shall be permitted to defer commencement of benefits hereunder until the April 1 next following the date such Member or Deferred Member attains age 70½.

APPENDIX E
This Appendix E shall apply solely to Members and Deferred Members who formerly participated in the Goulds Pumps, Inc. Retirement Savings and Investment Plan (the “Goulds Plan”) and with respect to whom assets and liabilities were transferred to the ISP from the Goulds Plan. All service recognized under the Goulds Plan for purposes of eligibility to participate and vesting was recognized as Service under the TSP.

A.
Subject to Section 11.3 with respect to a Accounts that are less than $5,000 and in addition to the distribution forms enumerated in Section 11.3 of the Plan, upon incurring a Termination of Employment a Member or Deferred Member described above may elect to receive those amounts transferred from the Goulds Plan to the Plan in installment payments on a monthly or quarterly basis, as the Member elects, over a term certain. The maximum length of the term certain shall be the joint life expectancy of the Member and his designated beneficiary. If the installments are to be distributed over the life expectancy of the Member or the joint life of the Member and his Beneficiary, the life expectancy or joint life expectancies, as applicable of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated. The initial value of the obligation for the installment payments shall be equal to the amount of the Member’s Account balance. Distributions must satisfy the requirements of Section 401(a)(9)(G) of the Code.

APPENDIX F
This Appendix F shall apply solely to Members who are Deferred Members who were employed at ITT Automotive Brake Systems (“Brakes”) or at ill Automotive Electrical Systems, Inc. (“ESP).

A.	Each Member who was employed at Brakes as of September 25, 1998, the closing date of the sale of Brakes, was 100% vested in his Accounts as of such date.

B.	Each Member who was employed at ESI as of September 28, 1998, the closing date of the sale of ESI, was 100% vested in his Accounts as of such date.

C.
Effective September 25, 1998, a Member employed at Brakes was permitted, between September 25, 1998 and the date of the trust to trust transfer of his Accounts to the qualified retirement plan sponsored by Continental AG, to reallocate the investment of amounts in his Company Contribution Account into any other fund offered by the ISP, regardless of the age of the Member.

D.
Effective September 28, 1998, a Member employed at ESI was permitted, between September 28, 1998 and the date of the trust to trust transfer of his Accounts to the qualified retirement plan sponsored by Valeo, to reallocate the investment of amounts in his Company Contribution Account into any other fund offered by the ISP, regardless of the age of the Member. Amounts that were invested in the ITT Stock Fund on the date of the trust to trust transfer to the qualified retirement plan sponsored by Valeo were transferred in kind.

APPENDIX G
This Appendix G shall apply solely to individuals who were salaried employees of Water Pollution Control Corporation (“WPCC”).

A.	Each individual who was a salaried employee of WPCC on February 28, 1999 was an Employee for purposes of the ISP as of March 1, 1999.

B.
In accordance with the terms and conditions of the Stock Purchase Agreement for WPCC dated January 3, 1999, an individual who became an Employee of ITT Corporation on March 1, 1999 as a result of ITT Corporation’s acquisition of WPCC was credited with all uninterrupted service rendered by such salaried employee while employed by WPCC prior to March 1, 1999. Such service was credited solely for the purposes of determining eligibility and vesting under the ISP and only to the extent such service was credited by WPCC under a qualified retirement plan for these purposes.

APPENDIX H
This Appendix H shall apply solely to Members who are Deferred Members who were employed at Precision Die Casting (“PDC”), Pomona, or Palm Coast Utility (“PCUC”).

A.
Each Member who was employed at PDC as of March 13, 1998, was permitted to request an elective transfer to the ISP or a complete distribution through March 12, 2000. On or after March 13, 2000, such a Member was not be permitted to elect a transfer or distribution of his Accounts until the Member terminates employment with the buyer of PDC, dies or becomes Disabled. Effective March 13, 1998, such a Member also was not permitted to request a loan or a withdrawal (other than a full distribution prior to March 13, 2000) from his Accounts.

B.
Each Member who was employed at Pomona as of September 25, 1998, was permitted to request an elective transfer to the ISP or a complete distribution through September 24, 2000. On or after September 25, 2000, such a Member was not be permitted to elect a transfer or distribution of his Accounts until the Member terminates employment with the buyer of Pomona, dies or becomes Disabled. Effective September 25, 1998, such a Member also was not permitted to request a loan or a withdrawal (other than a full distribution prior to September 25, 2000) from his Accounts.

C.
Each Member who was employed at PCUC as of January 22, 1999, was permitted to request an elective transfer to the ISP or a complete distribution pursuant to Article 11 of his Accounts through January 21, 2001. On or after January 22, 2001, such a Member was not be permitted to elect a transfer or distribution of his Accounts until the Member terminates employment with the buyer of PCUC, dies or becomes Disabled. Effective January 22, 1999, such a Member also was not permitted to request a loan or a withdrawal (other than a full distribution prior to January 22, 2001) from his Accounts.

APPENDIX I
This Appendix I shall apply solely to individuals whose accounts under a Merged Frozen Plan (listed below) were transferred to the Plan effective as of the close of business on December 31, 2012 (a “Prior Merged Frozen Plan Participant”):
ITT Koni Friction Products Savings Plan for Hourly Employees
ITT Engineered Valves CA Pure Flo Solutions Group Savings Plan for Hourly Employees
ITT Pure Flo Precision Savings Plan for Hourly Employees

A.    Account Transfers. Notes receivable for participant loans, qualified domestic relations orders, beneficiary designations, and investment allocations associated with accounts transferred from the Merged Frozen Plans for Prior Merged Frozen Plan Participants also were transferred to the Plan.

B.    Vesting. Notwithstanding the provisions of Article 6 of the Plan, and except as provided in Section 14.2(a) of the Plan, each Prior Merged Frozen Plan Participant shall have the Vested Share of his accounts transferred from the applicable Merged Frozen Plan determined as if the vesting provisions of the applicable Merged Frozen Plan as in effect on December 31, 2012 had continued in effect. For purposes of the preceding sentence, accounts transferred from the ITT Koni Friction Products Savings Plan for Hourly Employees shall be considered to be fully vested. The non-vested portion, if any, of the accounts transferred to the Plan from a Merged Frozen Plan for a Prior Merged Frozen Plan Participant shall be permanently forfeited and applied as described in Section 16.6 of the Plan on the date such Prior Merged Frozen Plan Participant incurs a Permanent Break in Service, if not forfeited earlier under the vesting provisions of the applicable Merged Frozen Plan. For this purpose, “Permanent Break in Service” shall have the meaning assigned to such term under the applicable Merged Frozen Plan as in effect on December 31, 2012.

APPENDIX J

This Appendix J shall apply solely to individuals whose accounts under a Merged Plan listed below were transferred to the Plan effective as of the close of business on December 31, 2013 (a “Prior Merged Plan Participant”) :

ITT Aerospace Controls Savings Plan for Hourly Employees
ITT Control Technologies Savings Plan for Hourly Employees
ITT Cannon Savings Plan for Hourly Employees
ITT BIW Connector Systems Employees’ Savings Plan
ITT Engineered Valves -- Fabri Savings Plan for Hourly Employees

and to individuals whose accounts under the Pro Cast and Goulds Pumps Service Center Employees’ Savings Plan (the “Pro Cast Plan”, which is also a Merged Plan) were transferred to the Plan effective January 1, 2014 (a “Prior Pro Cast Plan Participant”).

A.    Account Transfers. Notes receivable for participant loans, qualified domestic relations orders, beneficiary designations, and investment allocations associated with accounts transferred from the Merged Plans for Prior Merged Plan Participants and Prior Pro Cast Plan Participants also were transferred to the Plan.

B.    Vesting. Each Prior Merged Plan Participant who is an employee of the Company or an Associated Company on January 1, 2014 and each Prior Pro Cast Plan Participant (whether or not an employee) shall be fully vested in his accounts transferred from the applicable Merged Plan as of January 1, 2014. Each Prior Merged Plan Participant who is not an employee of the Company or an Associated Company on January 1, 2014, but later resumes employment as an employee of the Company or an Associated Company before incurring a Permanent Break in Service, shall become fully vested in his accounts transferred from the applicable Merged Plan as of the date he so resumes employment. The non-vested portion of the accounts transferred to the Plan from a Merged Plan for a Prior Merged Plan Participant who has not become fully vested as described in the prior provisions of this Section B shall be permanently forfeited and applied as described in Section 16.6 of the Plan on the date such Prior Merged Plan Participant incurs a Permanent Break in Service, or on such earlier date as of which forfeiture would have occurred if the vesting provisions of the applicable Merged Plan as in effect on December 31, 2013 had continued in effect. For this purpose, “Permanent Break in Service” shall have the meaning assigned to such term under the applicable Merged Plan as in effect on December 31, 2013.

C.    Participation. A Prior Merged Plan Participant who is an active participant in a Merged Plan on December 31, 2013, and is an Employee on January 1, 2014, shall become a Contributing Member of the Plan on January 1, 2014, whose initial rate of Savings shall be determined pursuant to Section 4.1(a)(i)(B) of the Plan and whose initial investment election under Section 7.2 of the Plan shall be his investment election in effect under the Merged Plan on December 31, 2013.

D.    Company Contributions. Prior Merged Plan Participants who become Members of the Plan shall be eligible for Company Matching Contributions and Company Core Contributions under the terms of the Plan.

E.    Repayment of Certain Withdrawals. If a Prior Merged Plan Participant made a withdrawal from his matching employer contributions account under a Merged Plan that resulted in the forfeiture of a portion of such account, he shall be permitted to repay in full the amount received from his Merged Plan matching employer contributions account. Such repayment may be made at any time while the Prior Merged Plan Participant is a Member and before the date the Prior Merged Plan Participant incurs a Permanent Break in Service (as defined in Section B, above). Upon such repayment, the forfeited portion of the Prior Merged Plan Participant’s matching employer contributions account under the Merged Plan shall be restored at the value of such forfeited amount as of the date the withdrawal was distributed. Any repaid amounts shall be invested in accordance with Section 7.2.

APPENDIX K

This Appendix K shall apply solely to (1) individuals whose accounts under the ITT Engineered Valves -- Lancaster Savings Plan for Hourly Employees (the “Merged Bargained Plan”) were transferred to the Plan effective as of the close of business on December 31, 2013 (“Prior Merged Bargained Plan Participants”), and (2) eligible Employees whose membership in this Plan is subject to the collective bargaining agreement with Local 36 of the Glass, Molders, Pottery, Plastics and Allied Workers International Union, AFL-CIO-CLC at the Lancaster, Pennsylvania location (“Union Employees”).

A.    Account Transfers. Notes receivable for participant loans, qualified domestic relations orders, beneficiary designations, and investment allocations associated with accounts transferred from the Merged Bargained Plan for Prior Merged Bargained Plan Participants also were transferred to the Plan.

B.    Participation. A Prior Merged Bargained Plan Participant who is an active participant in the Merged Bargained Plan on December 31, 2013, and is an Employee on January 1, 2014, shall become a Contributing Member of the Plan on January 1, 2014, whose initial rate of Savings shall be determined pursuant to Section 4.1(a)(i)(B) of the Plan and whose initial investment election under Section 7.2 of the Plan shall be his investment election in effect under the Merged Bargained Plan on December 31, 2013. All other Union Employees shall be eligible to join the Plan in accordance with the provisions of Article 3 of the Plan.

C.    Company Contributions. Subject to the provisions of this Appendix K, a Member who is a Union Employee is eligible for Company Matching Contributions and Company Core Contributions under the terms of the Plan. Notwithstanding the foregoing:

(i) a Union Employee who is a “Grandfathered Participant” (as defined below) shall not be eligible for Company Core Contributions under this Plan.

(ii) a Member who is a Union Employee not described in (i), above, and who is permanently and totally disabled (with the meaning of Section 22(e)(3) of the Code) shall continue to be eligible for allocations of Company Core Contributions while the Member is absent from employment due to long term disability, worker’s compensation, or sickness and accident leave authorized by the Company, for up to two years if the Member is credited with less than 10 Years of Vesting Service under Section E, below, when the absence began and up to three years if the Member is credited with 10 or more Years of Vesting Service under Section E, below, when the absence began. For purposes of the allocations described in this paragraph, the Member shall be deemed to receive Salary during the absence at the base pay rate in effect for the Member when the absence began if that is larger than the Salary the Member actually receives during such absence.

Solely with respect to a Member who (1) is not a “Grandfathered Participant” (as defined below), (2) is a Union Employee who was eligible to participate in the Merged Bargained Plan on December 31, 2013, and (3) on January 1, 2014 is an eligible Union Employee, the Company shall contribute to the Trust Fund a “Special Transition Contribution” equal to 2 percent of the Member’s Salary for the Plan Year. Special Transition Contributions shall be made for each Plan Year and shall be made no later than the due date for the corporate tax return for the Plan Year for which the Special Transition Contribution is made. Notwithstanding the foregoing, if an eligible Member terminates employment during the Plan Year for which a Special Transition Contribution is payable, such Member’s Special Transition Contribution for such Plan Year shall be made as soon as practicable following the end of the calendar year in which the Member terminates employment. Special Transition Contributions shall be made beginning as of December 31, 2014 until the earliest to occur of: (a) December 31, 2017; (b) the Member’s termination of employment regardless of whether the Member is subsequently reemployed; (c) the date the Member ceases to be a Union Employee by reason of transfer to other employment with the Company or an Associated Company, or (d) the Member’s death.

For purposes of this provision, “Grandfathered Participant” shall mean a Union Employee who, on May 17, 2013, has age and continuous service under the ITT Engineered Valves Pension Plan for Local 36 Hourly Employees at Lancaster, Pennsylvania equal to seventy (70) points or more.

D.    Definition of Salary. “Salary” used to determine the amount of contributions to the Plan with respect to Members who are Union Employees shall be Salary (as defined in Section 2.65 of this Plan), except that incentive and bonus payments shall also be excluded.

E.    Vesting in Company Contributions. Notwithstanding the provisions of Article 6 of the Plan, and except as provided in Section 14.2(a) of the Plan, the vesting schedule below shall apply (1) to the Merged Bargained Plan Matching Contributions Account of a Prior Merged Bargained Plan Participant whose account in the Merged Bargained Plan was transferred to this Plan on December 31, 2013, and who either (I) is an employee of the Company or an Associated Company on January 1, 2014 or (II) resumes employment as an employee of the Company or an Associated Company after January 1, 2014 and before incurring a Permanent Break in Service as defined in Section F below; and (2) to the Company Matching Account of a Member who is a Union Employee on or after January 1, 2014:

Years of Vesting Service    Portion of affected Account in which the Member is Vested

Less than 1                    0%
1 but less than 2                33-1/3%
2 but less than 3                66-2/3%
3 or more                    100%

In addition, a Member described in this Section E shall become fully vested in his Merged Bargained Plan Matching Employer Contributions Account and Company Matching Account upon the occurrence of the earliest of the following events while employed with the Company or an Associated Company:

(i) the Member’s death;
(ii) the Member’s attainment of age 65 (normal retirement age);
(iii) the establishment of the Member’s Permanent and Total Disability; or
(iv) transfer to employment in which he is an Employee other than a Union Employee.

For purposes of this Section E, “Years of Vesting Service” equal the sum of (I) Years of Service earned under the Plan after December 31, 2013, plus (II) “Years of Service” credited under the Merged Bargained Plan for vesting purposes as of December 31, 2013.

The non-vested portion of the accounts transferred to the Plan from the Merged Bargained Plan for a Prior Merged Bargained Plan Participant who is not credited with an Hour Worked after December 31, 2013 shall be permanently forfeited on the date such Prior Merged Bargained Plan Participant incurs a Permanent Break in Service as defined in Section F, below.

F.    Effect of Termination or Rehire on Vesting. If a Member described in (1) or (2) of Section E, above, terminates employment with the Company and all Associated Companies before becoming fully vested in all of his Accounts under the Plan, the following rules shall apply:

1.    That portion of any Account in which the Member is not fully vested shall be accounted for separately from the Vested Share and shall be disposed of as provided in 2 and 3, below. If prior to termination of employment the Member receives a distribution (including a withdrawal) from any Account in which he is not fully vested at the time, his Vested Share of such Account shall be an amount (“X”) determined by the following formula:

X = P (AB + D) - D

For purposes of the formula,:

P = The Member’s vested percentage of such Account on the date distribution is to be made.

AB = The balance of such Account as of the Valuation Date immediately preceding the date distribution is to be made.

D = The amount of all prior distributions from such Account.

2.     That portion of any Account that is not vested upon a Member’s termination of employment with the Company and all Associated Companies shall be disposed of a follows:

I.    If the Member has no Vested Share in any Account upon his termination, the Member’s Accounts shall be deemed to have been distributed to him upon termination.

II.    If the Member receives payment of his Vested Share of his Accounts because of his termination of participation, the non-vested balance remaining in the Member’s Accounts shall be forfeited and his Accounts closed as of the date the actual distribution is made to the Member. A distribution is deemed made because of a Member’s termination of participation in the Plan if it occurs prior to the end of the second Plan Year beginning on or after the Member’s termination of employment with the Company and all Associated Companies.

III.    If neither I nor II above applies, the non-vested portion of the Member’s Accounts shall continue to be held in such Accounts and shall not be forfeited until the date the Member incurs a Permanent Break in Service. A “Permanent Break in Service” is a five-consecutive-year period beginning on a Member’s Severance Date during which the Member is not credited with an Hour Worked.

3.    Whenever the non-vested portion of a Member’s Accounts is forfeited in accordance with 2, above, the amount of such forfeiture shall be applied as described in Section 16.6 of the Plan.

4.    If a Member described in this Section F returns to employment with the Company or an Associated Company, his Years of Service for vesting purposes shall be determined as described in Section E; provided, however, that previously non-vested amounts shall be restored and become eligible to vest in the future only to the extent provided in 5, below.

5.    If a Member who forfeited the non-vested portion of his Accounts under subparagraph I or II of 2, above, is reemployed by the Company or an Associated Company, such forfeited amounts shall be recredited to the Member’s Accounts, without adjustment for interim gains and losses experienced by the Plan:

I.    If the Member returns to employment with the Company or an Associated Company before he incurs a Permanent Break in Service as defined in subparagraph III of 2, above, commencing after the date he received, or is deemed to have received, distribution of his Vested Share of his Accounts; and

II.    If he received a distribution from the Plan subsequent to his termination of employment, he repays the full amount of the distribution attributable to his Accounts that were not fully vested.

Funds needed in any Plan Year to recredit the Accounts of a Member with prior forfeitures shall come first from forfeitures that arise during such Plan Year or shall be provided by the Company by way of a separate contribution. Repayments of forfeitures shall be invested in accordance with the Member’s investment election for new contributions under Section 7.2 of this Plan.

G.    ADP and ACP Tests. For any Plan Year in which at least one Union Employee is a Highly Compensated Employee, the ADP Test described in Section 4.1(d) of the Plan shall apply separately to Before-Tax Savings and Roth Contributions (other than Catch-Up Contributions) contributed for Union Employees for the Plan Year. For After-Tax Savings and Company Matching Contributions made for or on behalf of Union Employees, the ACP test is deemed to be satisfied for all Plan Years pursuant to Treasury Regulation Section 1.401(m)-1(b)(2).

H.    Repayment of Certain Withdrawals. If a Prior Merged Bargained Plan Participant made a withdrawal from his matching employer contributions account under the Merged Bargained Plan that resulted in the forfeiture of a portion of such account, he shall be permitted to repay in full the amount received from his Merged Plan matching employer contributions account. Such repayment may be made at any time while the Prior Merged Bargained Plan Participant is a Member and before the date the Prior Merged Bargained Plan Participant incurs a Permanent Break in Service (as defined in Section F, above). Upon such repayment, the forfeited portion of the Prior Merged Bargained Plan Participant’s matching employer contributions account under the Merged Bargained Plan shall be restored at the value of such forfeited amount as of the date the withdrawal was distributed. Any repaid amounts shall be invested in accordance with Section 7.2.

APPENDIX L

This Appendix L shall apply solely to individuals whose accounts under a Merged Hartzell Plan (listed below) were transferred to the Plan effective as of the close of business on December 31, 2015 (a “Prior Merged Hartzell Plan Participant”):
AcousticFab, LLC 401(k) Plan
Electrofilm Manufacturing Company, LLC 401(k) Plan
Industrial Tube Company, LLC 401(k) Plan

A.    Account Transfers. Notes receivable for participant loans and qualified domestic relations orders also were transferred from the Merged Hartzell Plans to the Plan for Prior Merged Hartzell Plan Participants.

B.    Investment of Transferred Accounts. Accounts transferred from a Merged Hartzell Plan to the Plan for a Prior Merged Hartzell Plan Participant initially shall be invested in accordance with the Prior Merged Hartzell Plan Participant’s investment election in effect under Section 7.2 of the Plan as of December 31, 2015, or, if there is no such election in effect, in the Target Retirement Fund that is appropriate based on the Prior Merged Hartzell Plan Participant’s year of birth. This initial investment election shall remain in effect unless and until the Prior Merged Hartzell Plan Participant elects to have all or part of his Accounts invested in or transferred to other Investment Funds pursuant to Section 7.4 of the Plan.

C.    Vesting. Each Prior Merged Hartzell Plan Participant who is an employee of the Company or an Associated Company on January 1, 2016 shall be fully vested in his accounts transferred from the applicable Merged Hartzell Plan as of such date. Each Prior Merged Hartzell Plan Participant who is not an employee of the Company or an Associated Company on January 1, 2016, but later becomes an employee of the Company or an Associated Company before incurring five consecutive one-year Breaks in Service, shall become fully vested in his accounts transferred from the Prior Merged Hartzell Plan as of the date he so becomes an employee. The non-vested portion of the accounts transferred to the Plan from the Merged Hartzell Plan for a Prior Merged Hartzell Plan Participant who has not become fully vested as described in the prior provisions of this Section C shall be permanently forfeited and applied as described in Section 16.6 of the Plan on the date such Prior Merged Hartzell Plan Participant incurs five consecutive one-year Breaks in Service, or on such earlier date as of which forfeiture would have occurred if the vesting provisions of the applicable Merged Hartzell Plan as in effect on December 31, 2015 had continued in effect. For this purpose, “Break in Service” shall have the meaning assigned to such term under the applicable Merged Hartzell Plan as in effect on December 31, 2015.